SECOND AMENDED AND RESTATED PRINCIPAL INVESTOR AGREEMENT

This Second Amended and Restated Principal Investor Agreement (the “Agreement”) is made as of [●], 2015 by and among:

(i) Univision Holdings, Inc., a Delaware corporation (f/k/a Broadcasting Media Partners, Inc.), and together with its successors and permitted assigns, the “Company”);

(ii) Broadcast Media Partners Holdings, Inc., a Delaware corporation (together with its successors and permitted assigns, “BMPH”);

(iii) Univision Communications Inc., successor in interest to Umbrella Acquisition, Inc., a Delaware corporation (“Univision”);

(iv) each Person executing this Agreement as a Principal Investor (collectively with their Permitted Transferees and so long as they are members of a Principal Investor Group, the “Principal Investors”); and

(v) Grupo Televisa, S.A.B., a corporation organized under the laws of Mexico (collectively with its Permitted Transferees, “Televisa”).

RECITALS

1. The Company, BMPH, Univision and the PITV Investors entered into the Amended and Restated Principal Investor Agreement, dated as of December 20, 2010 (as amended from time to time, the “Principal Investor Agreement”).

2. The Company filed with the Securities and Exchange Commission on July 1, 2015 a Registration Statement on Form S-1 under the Securities Act to effect an Initial Public Offering which offering will constitute a Qualified Public Offering.

3. In connection with the Initial Public Offering, the Company has amended and restated its Certificate of Incorporation which amendment and restatement has been filed with the Secretary of State of the State of Delaware on [            ], 2015 (as amended from time to time, the “Charter”), to provide for, among other things, the reclassification of (a) the shares of Class A Common Stock and Class B Common Stock into shares of Class S-1 Common Stock and Class S-2 Common Stock, respectively, (b) the shares of Class C Common Stock into shares of Class T-1 Common Stock and Class T-3 Common Stock and (c) the shares of Class D Common Stock into shares of Class T-2 Common Stock (the “Reclassification”).

4. In connection with the Initial Public Offering, the parties believe that it is in the best interest of the Company, BMPH, Univision and the PITV Investors to amend and restate the Principal Investor Agreement and to replace it in its entirety with this Agreement.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

1.	EFFECTIVENESS; DEFINITIONS.

1.1 Effective Date. This Agreement shall become effective upon the sale of the Company’s Class A Common Stock in the Initial Public Offering.

1.2 Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 8 hereof.

2.	CONSENT RIGHTS.

2.1 Actions that Require PITV Investor Approval.

2.1.1 Actions that Require Majority PITV Investor Approval. Prior to a Principal Investor Two-Thirds Sell-Down, in addition to any other approval required by any applicable provision of the Transaction Agreements, including by Sections 2.1.3, 2.2, 2.3 and 2.4 hereof or the Program License Agreement, if any, or by applicable Law, the parties hereto agree that the approval of the Majority PITV Investors shall be required for the Company and/or any of its subsidiaries to take any of the following actions, and the Company shall not, and shall cause its subsidiaries not to, take any of the following actions without the written approval of the Majority PITV Investors:

(i)	Charter; Bylaws; Stockholders Agreements.

(a)	Amend, restate, modify or waive any provisions of the certificate of incorporation or bylaws (or similar organizational documents) of the Company, BMPH, Univision or any subsidiary thereof;

(b)	Amend or waive any provisions of the Investment Agreement, the Stockholders Agreement or the Participation, Registration Rights and Coordination Agreement; or

(c)	Exercise any rights of the Majority PITV Investors under the Stockholders Agreement (other than pursuant to Sections 4.2 and 4.3 thereof) or the Participation, Registration Rights and Coordination Agreement.

(ii)	Recapitalization. Enter into or effect any transaction or series of related transactions that would effect a recapitalization or reclassification of the Company’s or BMPH’s securities or any of their subsidiaries’ (other than wholly-owned subsidiaries) securities, including recapitalization into any form of Convertible Securities or prepaid warrants.

(iii)	Debt. Other than borrowings under the Existing Debt Documents or any other debt agreement that was previously approved by the Majority PITV Investors, incur any indebtedness, assume, guarantee, endorse or otherwise become responsible for the indebtedness of any other Person (provided that the Company or any of its direct or indirect subsidiaries may provide cross-guarantees for any indebtedness that has been approved under this Section 2.1.1(iii)), issue any debt securities, enter into any agreement under which it may incur indebtedness or issue debt securities in the future, in an aggregate amount in excess of $100,000,000 for all such matters.

(iv)	Equity Issuances. Other than (x) in connection with the Company’s Initial Public Offering, (y) a Compliant Change of Control Transaction, or (z) the exercise, conversion or exchange of Convertible Securities outstanding immediately after the date hereof (or TV Warrants) or exercise or participation rights by Televisa Investors or pursuant to the provisions of the Transaction Agreements providing for the exchange of shares of Common Stock for TV Warrants, authorize, create or issue any equity securities or Convertible Securities of the Company or any of its subsidiaries (except as may be issued to the Company or any of its wholly-owned subsidiaries or upon exercise of any Convertible Securities of the Company previously approved for issuance pursuant to the provisions of this Section 2.1.1(iv)), issue any rights to acquire any equity securities or Convertible Securities of the Company or any of its subsidiaries or grant any registration rights in respect of any such securities or rights, except for equity securities, Convertible Securities, or rights to acquire equity securities or Convertible Securities and piggyback registration rights issued or granted pursuant to management incentive plans approved pursuant to Section 2.2.1.

(v)	Public Offering. In connection with any Company Public Offering following the date hereof, (x) authorize, create or issue any equity securities or Convertible Securities of the Company or any of its subsidiaries (except as may be issued to the Company or any of its wholly-owned subsidiaries), (y) issue any rights to acquire any equity securities or Convertible Securities of the Company or any of its subsidiaries other than to the extent required under the Participation, Registration Rights and Coordination Agreement or (z) grant any registration rights in respect of any such securities or rights other than to the extent required under the Participation, Registration Rights and Coordination Agreement.

(vi)	Size of the Board. Expand the number of members of the Board to more than twenty-two (22) or amend Section 2.7 hereof.

(vii)	Prepayment or Modification of Debt. Other than upon the consummation of a Compliant Change of Control Transaction, voluntarily prepay debt of the Company or any of its subsidiaries in an amount in excess of $100,000,000 in any 12-month period (including debt incurred under the Existing Debt Documents, other than the Revolving Credit Facility) or amend or waive any material provisions of any agreement, indenture or similar instrument governing the terms of any indebtedness or debt securities of the Company or any of its subsidiaries with a principal amount in excess of $100,000,000 (including material provisions of the Existing Debt Documents).

(viii)	Repurchase of Securities, Exercise of Call Rights, Payment of Dividends. Prior to the closing of the Initial Public Offering, (a) enter into or effect any transaction or series of related transactions involving the repurchase, exercise of call rights, redemption or other acquisition of securities of the Company or any of its direct or indirect subsidiaries from any Stockholder or (b) declare or pay any dividend or make any other distributions of payments by the Company or any of its subsidiaries (other than dividends or distributions payable to the Company or any of its wholly-owned subsidiaries), in each case, other than (x) pursuant to the exercise, conversion or exchange of Convertible Securities outstanding as of immediately after the Televisa Closing (or TV Warrants) or previously approved for issuance pursuant to the provisions of Section 2.1.1(iv)) by PITV Investors, (y) pursuant to the exercise of preferential rights or participation rights by Televisa Investors or pursuant to the provisions of the Transaction Agreements providing for the exchange of shares of Common Stock for TV Warrants, or (z) in connection with the consummation of a Compliant Change of Control Transaction.

(ix)	Bankruptcy, etc. Commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; consent to the entry of an order for relief in an involuntary case, or the conversion of an involuntary case to a voluntary case, under any such law; consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; make a general assignment for the benefit of creditors; or adopt a plan of complete or partial liquidation or dissolution.

(x)

Agreement with Venevision. (a) Amend, restate, modify or waive any provision of, or extend the term of the Second Amended and Restated International Program License Agreement by and among Venevision and Univision dated May 18, 2010, as amended or modified from time to time or (b) enter into any agreement, commitment or arrangement with Venevision related to the same or comparable programming and other media rights embodied in the agreement referred to in clause (a) above, or, if so approved by the Majority PITV Investors, thereafter amend, restate, modify or waive any provision thereof.

(xi)	Annual Budget. Approve the annual budget of the Company and its subsidiaries, modify in any material respect any such budget or take any action that is or would be reasonably likely to result in a material variance therefrom; provided, however, that, for any year in which an annual budget is not so approved, then the Company shall continue its operations in accordance with the annual budget most recently approved under this Section 2.1.1(xi), increased by 5% each fiscal year with respect to which an annual budget is not approved.

(xii)	Certain Litigation. Settle or compromise any material claim, suit, action, arbitration or other proceeding whether administrative, civil or criminal, in law or in equity involving (a) a claim against or potential loss by the Company and/or its subsidiaries in excess of $100,000,000 or (b) a claim against the Company and/or its subsidiaries which would be reasonably likely to result in a material restriction or limitation on a material portion of the Business; provided, that the Televisa Investors and their shares will not be counted towards a Majority PITV Investors’ approval in connection with a material claim, suit, action, arbitration or other proceeding involving Televisa.

(xiii)	Material Agreements. Subject to clause (xv)-(xviii) of this Section 2.1.1, enter into, modify or amend in any material respect, or waive any material right under (a) any Contract (or series of related Contracts) providing for the payment to or by the Company or any of its subsidiaries of more than $100,000,000; provided, that such Contracts (or series of related Contracts) do not relate to the acquisition, production or scheduling of programs, (b) any Contract (or series of related Contracts) relating to the acquisition of network programming that accounts for more than ***** per week of the programming on a majority of the owned and operated stations of the Company and its subsidiaries, (c) ***** and (d) any Contract providing for the payment by the Company or any of its subsidiaries of compensation (including equity incentives) to Haim Saban and/or his Affiliates; provided, that the SCG Investors shall be deemed not to be a Principal Investor Group for purposes of the approval of any such matter in clause (d).

***** CONFIDENTIAL TREATMENT: UNIVISION HOLDINGS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY *****, BE AFFORDED CONFIDENTIAL TREATMENT. UNIVISION HOLDINGS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION

(xiv)	Employment Agreements. Enter into or modify or amend in any material respect, or waive any material right under, any employment agreement with, or agree to provide other cash or equity based compensation (including stock options, carried interest and benefit packages), to any senior executive of the Company or its subsidiaries, providing for the payment by the Company or any of its subsidiaries of more than ***** and that would result in such senior executive being amongst the Company’s and its subsidiaries’ ten (10) highest paid employees, other than agreements for *****.

(xv)	Acquisition of Assets. Enter into or effect any transaction or series of related transactions involving the purchase, rent, lease, license in, exchange or other acquisition (by merger, consolidation or otherwise) by the Company, BMPH, Univision or any of their respective subsidiaries of (a) any assets (including equity interests in any Person) for consideration (including assumed liabilities) having a fair market value in excess of $250,000,000 per transaction or series of related transactions other than (i) transactions solely between and among the Company, BMPH, Univision and/or any of their wholly-owned subsidiaries, and (ii) purchases, rentals, leases, licenses, exchanges and other acquisitions of inventory, equipment and supplies in the ordinary course of business, (b) any radio station or television station in a top twenty (20) DMA for consideration (including assumed debt) having a fair market value in excess of $100,000,000, or (c) any programming involving payment(s) in excess of $100,000,000.

(xvi)	Sale of Assets. Enter into or effect any transaction or series of related transactions involving the sale, lease out, license out, exchange or other disposition (including by merger, consolidation or otherwise) by the Company or any of its subsidiaries of (a) any assets (including equity interests in any Person) for consideration (including assumed liabilities) having a fair market value in excess of $250,000,000 per transaction or series of related transactions other than (i) transactions solely between and among any of the Company, BMPH, Univision and/or any of their wholly owned subsidiaries and (ii) sales, leases, licenses, exchanges or other dispositions of products and services of the Company’s business in the ordinary course of business, (b) any television station or radio station in a top twenty (20) DMA and for consideration (including assumed debt) having a fair market value in excess of $100,000,000, or (c) any programming involving payment(s) in excess of $100,000,000.

***** CONFIDENTIAL TREATMENT: UNIVISION HOLDINGS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY *****, BE AFFORDED CONFIDENTIAL TREATMENT. UNIVISION HOLDINGS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION

(xvii)	Investments. (a) Make any loan, advance or capital contribution to any Person (other than the Company, BMPH, Univision or any of their wholly owned subsidiaries) (i) in an amount in excess of $250,000,000 per transaction or series of related transactions, (ii) involving any radio station or television station in a top twenty (20) DMA and involving payment(s) by the Company and/or any subsidiary in excess of $100,000,000, or (iii) in connection with any programming involving payment(s) in excess of $100,000,000, or (b) enter into any joint venture or strategic alliance which (i) commits the Company and its subsidiaries to a financial commitment in excess of (1) $250,000,000 for any such joint venture or alliance or series of related joint ventures or alliances (other than such joint venture(s) or alliance(s) relating to programming), or (2) $100,000,000 for any such joint venture or alliance or series of related joint ventures or alliances relating to programming, or (ii) involves any radio station or television station in a top twenty (20) DMA and involves a payment by the Company and its subsidiaries in excess of $100,000,000.

(xviii)	Agreements or Commitments. Enter into any agreement or otherwise obligate or commit the Company or any of its subsidiaries to do any of the foregoing.

2.1.2 Receipt of Confidential Information. A Conflicted PITV Investor will have the right to grant or withhold its approval on the matters set forth in Section 2.1.1 hereof and participate in discussions with respect thereto notwithstanding that such Conflicted PITV Investor may not be entitled to Confidential Information pertaining to such matter pursuant to the terms of this Agreement and/or the Stockholders Agreement; provided that such right to approve and participate in such approval process shall not imply that any Conflicted PITV Investor is entitled to any such Confidential Information; provided further that in connection with any Change of Control, the provisions of Sections 4.7.3, 4.7.5, 4.7.6. 4.7.7, 4.8.3(b), 4.8.8, 4.8.9, 4.8.10 and/or 10.10.1, as applicable, of the Stockholders Agreement shall apply in lieu of the provisions of this Section 2.1.2.

2.1.3 Actions that Require Majority Principal Investor Approval and/or Majority Voting Principal Investor.

(i)	Majority Principal Investor Approval. Prior to both a Sponsor Exit Sell-Down and receipt of TOC Approval (or in the case of clause (b) below, prior to a Principal Investor Two-Thirds Sell-Down), and in addition to any other approval required by, or any other provisions of, the organizational documents of the Company, BMPH and/or Univision, or by applicable Law, the parties hereto agree that the approval of the Majority Principal Investors shall be required for the Company or any of its subsidiaries to take any of the following actions, and the Company shall not, and shall cause its subsidiaries not to, take any of the following actions without the written approval of the Majority Principal Investors:

(a)	Stockholders Agreements. Exercise any rights of the Majority Principal Investors under the Investment Agreement, the Stockholders Agreement, the Participation, Registration Rights and Coordination Agreement and the certificate of incorporation of the Company or BMPH.

(b)	Drag Along Rights. Exercise the “Drag Along” rights pursuant to Sections 4.2 or 4.3 of the Stockholders Agreement.

(c)	Change of Control. Effect a Change of Control.

(d)	Program License Agreement. Notwithstanding other provisions of Section 2.1.1, (i) amend, restate, modify or waive any provision of, or extend the term of the Program License Agreement, the Second Program License Agreement, the IPRA Amendment, the Sales Agency Agreement or the Mexico License Agreement, (ii) enter into any agreement, commitment or arrangement with Televisa related to the same or comparable programming and other media rights embodied in the Program License Agreement, the Second Program License Agreement, the IPRA Amendment, the Sales Agency Agreement or the Mexico License Agreement, or, if so approved by the Majority Principal Investors, thereafter amend, restate, modify or waive any provision thereof, or (iii) settle or compromise any claim, suit, action, arbitration or other proceeding whether administrative, civil or criminal, in law or in equity, with Televisa or any affiliate thereof or relating to any of the agreements referred to in clauses (i) or (ii) above.

(e)	Agreements or Commitments. Enter into any agreement or otherwise obligate or commit the Company or any of its subsidiaries to do any of the foregoing.

2.2 Actions that Require Board Approval. Prior to both a Sponsor Exit Sell-Down and receipt of TOC Approval, and in addition to any other approval required by any applicable provision of the Transaction Agreements or the Program License Agreement, if any, or by applicable Law, the parties hereto agree that the approval of the Board (or a committee thereof to which it is permitted under applicable Law to delegate and does delegate authority with respect to such matter in accordance with this Agreement) shall be required for the Company and/or any of its subsidiaries to take any of the following actions and the Company shall not, and shall cause its subsidiaries not to, take any of the following actions without the approval of the Board (or a committee thereof to which it is permitted under applicable law to delegate and does delegate authority with respect to such matter in accordance with this Agreement), regardless of any approval of such actions by their respective stockholders:

2.2.1 Management Incentive Plan. (i) Adopt or make a material amendment to any cash or equity based management incentive plan, and (ii) determine fair market value at which all stock grants under the Company’s Equity Incentive Plans shall be made and at which the exercise price for all option grants shall be set.

2.2.2 Executive Officers. (i) Hire or remove, with or without cause, or enter into, renew, materially modify or terminate, or waive any material rights under, any employment contract with, any executive officer of the Company, BMPH or Univision from time to time, and (ii) set procedures for periodic reviews and evaluations of senior executives and succession plans.

2.2.3 Management Equity Repurchases. Enter into or effect any transaction or series of related transactions involving the repurchase, redemption or other acquisition of securities, or options or rights to acquire any securities, of the Company or any of its subsidiaries from any Person who is or was an executive officer or manager thereof.

2.2.4 Auditors. Engage or terminate the engagement of the Company’s auditors.

2.2.5 Litigation. Settle or compromise any material claim, suit, action, arbitration or other proceeding whether administrative, civil or criminal, in law or in equity.

2.2.6 Financial Adviser. Engage investment bankers or financial advisers for the provision of financial, managerial and/or operational advice in connection with the Company’s business.

2.2.7 Committees of the Board. (a) Modify the composition of any committee of the Board other than in accordance with the terms of this Agreement, or (b) create any new committee of the Board to which the Board delegates authority (which, if approved by the Board must be a delegation of authority not inconsistent with this Agreement and is in accordance with Section 2.6).

2.2.8 Joint Ventures and Alliances. Enter into any joint venture or strategic alliance that has an aggregate value in excess of $10,000,000 per transaction or series of related transactions, or in excess of $25,000,000 in the aggregate in any fiscal year.

2.2.9 Acquisition of Assets. Enter into or effect any transaction or series of related transactions involving the purchase, rent, lease in, license in, exchange or other acquisition (whether by merger, consolidation or otherwise) by the Company or any of its subsidiaries of any assets (including equity interests in any Person) for consideration (including assumed liabilities) having a fair market value (as reasonably determined by the Board) in excess of $10,000,000 per transaction or series of related transactions, or in excess of $25,000,000 in the aggregate in any fiscal year, other than (a) transactions solely between and among any of the Company, BMPH, Univision and/or any of their wholly owned subsidiaries, and (b) purchases, rentals, leases, licenses, exchanges or other acquisitions of inventory, equipment and supplies in the ordinary course of business.

2.2.10 Sale of Assets. Enter into or effect any transaction or series of related transactions, involving the sale, lease out, license out, exchange or other disposal (including by merger, consolidation or otherwise) by the Company or any of its subsidiaries of any assets (including equity interests in any Person) for consideration (including assumed liabilities) having a fair market value (as reasonably determined by the Board) in excess of $10,000,000 per transaction or series of related transactions, or in excess of $25,000,000 in the aggregate in any fiscal year, other than (a) transactions solely between and among any of the Company, BMPH, Univision and/or any of their wholly owned subsidiaries, and (b) sales, leases, licensing, exchanges or other disposition of products and services of the Company’s business in the ordinary course of business.

2.2.11 Investments. Make any loan, advance or capital contribution to any Person (other than the Company, BMPH, Univision or any of their wholly-owned subsidiaries), in an amount in excess of $10,000,000 per transaction or series of related transactions, or in excess of $25,000,000 in the aggregate in any fiscal year.

2.2.12 Capital Expenditures. Increase the Company’s capital expenditure level by 5% or more than the capital expenditure level set in the Company’s approved annual budget applicable for such fiscal year.

2.2.13 Material Agreements. (a) Enter into, modify or amend in any material respect, or waive any material right under, any Contract (or series of related Contracts) providing for the payment to or by the Company or any of its subsidiaries of more than $25,000,000 in any twelve (12) month period, other than, in the case of Contracts (or series of related Contracts) providing for payments to the Company or any subsidiary thereof, entered into in the ordinary course of business or (b) enter into, modify or amend *****.

2.2.14 Annual Budget. Approve the annual operating budget of the Company and its subsidiaries, modify in any material respect any such budget or take any action that is or would be reasonably likely to result in a material variance therefrom.

2.2.15 Announcements. Approve or make any material public release or announcement concerning the Company and its subsidiaries as a whole.

2.2.16 Agreements or Commitments. Enter into any agreement or otherwise obligate or commit the Company or any of its subsidiaries to do any of the foregoing.

***** CONFIDENTIAL TREATMENT: UNIVISION HOLDINGS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY *****, BE AFFORDED CONFIDENTIAL TREATMENT. UNIVISION HOLDINGS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION

2.3 Other Restricted Actions.

2.3.1 Prior to the earlier to occur of (i) a Televisa Sell-Down or (ii) both a Sponsor Exit Sell Down and receipt of TOC Approval, in addition to any approval required under any applicable provision of the Transaction Agreements, including by Sections 2.1 or 2.2 herein and the Charter, or by applicable Law, the parties hereto agree that any transaction or agreement between the Company or one of its subsidiaries, on the one hand, and a member(s) of the PITV Investor Group or one or more of its Affiliates, on the other, shall require the consent of the PITV Investor Majority (other than the member(s) of the PITV Investor Group that is party or whose Affiliate is a party to such transaction) unless all PITV Investor Groups are parties to such transaction or agreement on a pro rata basis with respect to all of such PITV Investor Groups’ Shares.

2.3.2 Prior to such time as there are no Principal Investors remaining hereunder, each of the Principal Investor Groups agrees that it will not amend, modify or waive any of the following, unless such amendment, modification or waiver is approved by each Principal Investor Group:

(i)	any provision of Section 3 (Transfer Restrictions), Section 5 (Maximum Equity Percentage; Maximum Voting Percentage; Maximum Capital Percentage; and Holder Lock-Up) or Section 7 (Legends) of the Stockholders Agreement or Section 4 (Transfer Restrictions) or Section 8 (Legends) of the Participation, Registration Rights and Coordination Agreement, or any other provision of this Agreement or the Stockholders Agreement or the Participation, Registration Rights and Coordination Agreement that imposes additional transfer restrictions on the Principal Investors or reduces the transfer restrictions imposed on any Principal Investor without a corresponding reduction in the transfer restrictions imposed on all other Principal Investors;

(ii)	any provision of Section 4 of the Stockholders Agreement (“Tag Along” and “Drag Along” Rights, Post-IPO Purchase Right and Right of First Offer) that (a) reduces the Principal Investors’ rights as a Participating Seller (or their right to become a Participating Seller) under Section 4.1 of the Stockholders Agreement or (b) increases the Principal Investors’ obligations as a Participating Seller or Prospective Selling Stockholder (or adversely modifies the circumstances under which they can be required to be a Participating Seller or Prospective Selling Stockholder);

(iii)

any provision of the definition of Principal Investor Group, Majority Principal Investors, Competitor, Conflicted PITV Investor, Majority Non Conflicted Principal Investors, Voting Principal Investor Groups, or Majority Voting Principal Investors in any of the Stockholders Agreement, the Participation, Registration Rights and Coordination Agreement or this Agreement that changes such definition so as to raise the threshold criteria to remain a Principal Investor Group or as to change the criteria for determining the Majority Principal Investors, a Competitor, a Conflicted PITV Investor, Majority Non Conflicted Principal Investors, Voting Principal Investor Groups or Majority Voting Principal Investors, as the case may be;

(iv)	the Information Rights available to the Principal Investors under Section 10.12 of the Stockholders Agreement in a manner that reduces such rights;

(v)	the definitions of Participation Shares or Participation Portion in the Participation, Registration Rights and Coordination Agreement that reduces the rights of a Principal Investor to participate in issuances of securities pursuant to Section 2 thereof;

(vi)	Section 10.7 or 10.8 of the Stockholders Agreement, or Section 10.7 or 10.8 of the Participation, Registration Rights and Coordination Agreement;

(vii)	Section 3 of the Participation, Registration Rights and Coordination Agreement that materially reduces or restricts the rights of a Principal Investor to initiate or participate in registered offerings of Common Stock;

(viii)	Sections 2.5.1 (Composition of the Board), 2.5.2 (Class S Directors), 2.5.6 (Sponsor Sell-Down Class S Directors), 2.5.9 (Board Observers) or 2.6 (Committees of the Board) hereof;

(ix)	Section 9.12 of this Agreement that reduces the indemnification rights set forth therein;

(x)	Section 7.3 of the Participation, Registration Rights and Coordination Agreement and Section 8.3 of the Stockholders Agreement that materially reduces or restricts the rights of a Principal Investor to withdraw from such agreements; or

(xi)	the certificate of incorporation of the Company to effect a reverse stock split in which any of the Common Stock held by any PITV Investor is converted into the right to receive cash in lieu of a fractional share;

provided, that any amendment to the definitions used in such provisions (only to the extent any such amendment would have an effect contrary to the intent set forth in any of clauses (i) through (xi) immediately above) shall also require the consent of each Principal Investor Group; provided, however, that the consent of any Principal Investor or Principal Investor Group, as applicable, shall only be required under this Section 2.3.2 for any amendment, modification or waiver to the Stockholders Agreement, the

Participation, Registration Rights and Coordination Agreement, the organizational documents of the Company or BMPH or this Agreement to the extent it Discriminates against the rights of such Principal Investor or Principal Investor Group, as applicable, as compared to the other Principal Investors or Principal Investor Groups, as applicable; provided, further, that any Principal Investor or Principal Investor Group may waive any right of such Principal Investor or Principal Investor Group hereunder by an instrument in writing signed by such Principal Investor or Principal Investor Group.

2.3.3 Prior to such time as there are no Principal Investors remaining hereunder, in connection with any vote or action of the stockholders of the Company or any subsidiary thereof relating to either of the following matters, each of the Principal Investor Groups agrees that it will not consent to, or vote in favor of either of, the following matters, unless it is approved by each Principal Investor Group:

(i)	Other than pursuant to the exercise, conversion or exchange of TV Warrants or the exercise of participation rights by Televisa Investors or exercise by Televisa Investors of other rights under the Transaction Agreements to exchange Shares, the repurchase, exercise of call rights or other acquisition of securities of the Company or BMPH from, or require the sale of securities of the Company or BMPH by, the Principal Investor Groups which is not on a pro rata basis (other than non pro rata repurchase, exercise, other acquisition or requirement of sale, in the case of de minimis differences); or

(ii)	Any action pursuant to Section 3.2.1(b)(iii) of the Participation, Registration Rights and Coordination Agreement in a manner that Discriminates against Principal Investor Groups;

provided, that any Principal Investor or Principal Investor Group may waive any right of such Principal Investor or Principal Investor Group hereunder by an instrument in writing signed by such Principal Investor or Principal Investor Group.

2.4 Actions that Require the Majority Televisa Investors’ Approval. In addition to any other approval required by, or any other provision of, the organizational documents of the Company, BMPH or Univision, Section 2.1, 2.2 or 2.3 or by applicable Law, the parties hereto agree that the approval of the Majority Televisa Investors shall be required for any of the Company, BMPH and/or Univision to take any of the following actions, and the Company shall not, and shall cause its subsidiaries not to, take any of the following actions without the written approval of the Majority Televisa Investors:

2.4.1 Amendments to Other Agreements. Amend, alter or repeal any provision of the Transaction Agreements to the extent that such amendment, alteration or repeal would, by its terms, Discriminate against the Televisa Investors in a manner that is disproportionately adverse to the Televisa Investors’ rights and obligations as compared to (i) the Principal Investors, prior to both a Sponsor Exit Sell-Down and receipt of TOC Approval, (ii) the public stockholders of the Company, following a both Sponsor Exit Sell-Down and receipt of TOC Approval, if there are public stockholders and not a Purchaser of Control, or (iii) a Purchaser of Control, following a Change of Control.

2.4.2 Modification to Board Composition or Board Committees. Amend, modify or waive the provisions (i) hereof or of the Charter or the bylaws of the Company, BMPH and/or Univision in a manner that disproportionately changes the number of Directors the Televisa Investors are entitled to designate to the Board as compared to (1) the Principal Investors, prior to both a Sponsor Exit Sell-Down and receipt of TOC Approval, or (2) the Purchaser of Control, following a Change of Control (or in a manner that changes the number of Directors the Televisa Investors are entitled to designate to the Board if both a Sponsor Exit Sell-Down and receipt of TOC Approval has occurred and there is no Purchaser of Control), (ii) hereof or any provision of the Charter or the bylaws of the Company, BMPH and/or Univision in a manner that changes the committees the board is required to maintain, or (iii) hereof or any provision of the charter or the bylaws of the Company, BMPH or Univision in a manner that disproportionately changes the number of Directors the Televisa Investors are entitled to designate to each committee as compared to (1) the Principal Investors, prior to both a Sponsor Exit Sell-Down and receipt of TOC Approval or (2) the Purchaser of Control, following a Change of Control; provided, that the Televisa Investors’ representation on any committee shall not be less than one (or in a manner that changes the number of Directors the Televisa Investors are entitled to designate to each committee if a Sponsor Exit Sell-Down has occurred and there is no Purchaser of Control) to the extent that the Televisa Investors are entitled to appoint at least one Director.

2.4.3 Transfer Restrictions. Amend, modify or waive any provision of the Transaction Agreements, if such amendment, modification or waiver imposes additional transfer restrictions on the Televisa Investors, other than amendments, modifications or waivers that are (i) required by applicable Law (but subject to Section 9.9), (ii) customary insider information trading windows imposed by the Company following the Company’s Initial Public Offering, and (iii) restrictions in underwriter’s lock-ups.

2.4.4 Information Rights. Amend, modify or waive the provisions of Section 2.5.11 or 2.6.1 hereof or Section 10.12 of the Stockholders Agreement in a manner that adversely changes the Televisa Investors’ information rights thereunder.

2.4.5 Participation Rights. Amend, modify or waive the provisions of the Participation, Registration Rights and Coordination Agreement in a manner that adversely changes the Televisa Investors’ rights to participate (or terms and conditions of such rights) in issuances of securities.

2.4.6 Registration Rights. Amend, modify or waive any provision of the Participation, Registration Rights and Coordination Agreement in a manner that adversely changes the Televisa Investors’ right to initiate or participate in registered offerings of Common Stock.

2.4.7 Indemnification Rights. Amend, modify or waive the provisions of Section 9.12 hereof or Section 3.4 of the Participation, Registration Rights and Coordination Agreement in a manner that adversely changes the Televisa Investors’ rights or obligations thereunder.

2.4.8 Certain Reverse Stock Splits. Amend, modify or waive the provisions of the Charter to effect a reverse stock split in which any of the Common Stock held by any Televisa Investor is converted into the right to receive cash in lieu of a fractional share.

2.4.9 Certain Sections. Amend, modify or waive Section 10.7 or 10.8 of the Stockholders Agreements or of the Participation, Registration Rights and Coordination Agreement in a manner adverse to Televisa.

2.4.10 Period. The rights granted to the Majority Televisa Investors pursuant to this Section 2.4 shall expire upon a Televisa Sell-Down; provided, however, that (i) the Majority Televisa Investors rights pursuant to Sections 2.4.1 (Amendments to Other Agreements), 2.4.3 (Transfer Restrictions), 2.4.5 (Participation Rights), 2.4.6 (Registration Rights) and 2.4.7 (Indemnification Rights) will survive so long as the Televisa Investors hold any Shares; and (ii) the Majority Televisa Investors rights granted pursuant to Sections 2.4.2 (Modification to Board Composition or Board Committees) and 2.4.4 (Information Rights) shall survive until such time as the Televisa Investors no longer have a right to elect at least one (1) director to the Board pursuant to this Agreement.

2.5 Board of Directors.

2.5.1 Composition of the Board. Each PITV Investor hereby agrees to vote, or cause to be voted, all Shares which have voting rights over which such PITV Investor has the power to vote or direct the voting (including, in the case of the Principal Investors, pursuant to a proxy granted under Section 2.1.3 of the Stockholders Agreement), and will take all necessary or desirable actions within such PITV Investor’s control, and the Company and the Board will take all necessary or desirable actions within its control, to cause the authorized number of directors (the “Directors”) to be established at (A) prior to a Sponsor Exit Sell-Down, twenty-two (22) Directors and (B) following a Sponsor Exit Sell-Down, eleven (11) Directors, or such greater number approved pursuant to Section 2.1.1(vi) and subject to Section 2.4.2.

2.5.2 Class S Directors. In accordance with Section 4.5.2(b) of the Charter, prior to a Sponsor Exit Sell-Down, the Principal Investor Groups in their capacity as holders of Class S-1 Common Stock have the right to elect fourteen (14) Directors, and each Principal Investor Group agrees that it will vote, or cause to be voted, all shares of Class S-1 Common Stock over which such Principal Investor Group has the power to vote or direct the voting, to elect or appoint to the Board and cause to be continued in office fourteen (14) individuals, who shall be designated and elected as follows:

(i)

Subject to Section 2.5.2(iii), (a) each Voting Principal Investor Group (other than the SCG Investors) shall have the right to designate three (3) individuals to serve as Directors and (b) the SCG Investors shall have the right to designate two (2) individuals to serve as Directors (the Directors that the Principal Investor Groups have the right to elect hereunder, together with the Directors that the Majority Voting Principal Investors have the right to designate pursuant to Section 2.5.2(ii)-(iv)) the “Class S Directors”); provided, that, prior to a Principal Investor Sell-Down, a Voting Principal Investor Group can assign its right to designate member(s) of the Board (x) to any Affiliated Fund which is, alone or together with its Affiliates, a Voting Principal Investor, or (y) subject to the consent of the Majority Voting Principal Investors, to a Person that acquires all Shares held by such Principal Investor Group at such time and becomes a party to this Agreement as a Principal Investor. No individual designated by a Voting Principal Investor Group pursuant to clause (i) shall be removed without such Voting Principal Investor Group’s consent.

(ii)	Subject to Section 2.5.2(iii), each Non Voting Principal Investor Group shall be entitled to nominate three (3) members to the Board (each a “Board Nominee”); provided, that in no event shall such Board Nominee(s) be an employee(s) of the Non Voting Principal Investor Group or any Affiliate thereof, or an officer, Director (or observer to the Board), employee, agent, equityholder (other than a holder of up to 1% of the common stock of a publicly traded company) or other Affiliate of a Competitor. The Majority Voting Principal Investors shall be entitled, in their sole discretion, to designate such Board Nominees to the Board and to remove such Board Nominees from the Board, with or without cause; provided, that if any such Board Nominee is not elected and appointed to the Board or removed therefrom, the Non Voting Principal Investor Group that nominated such individual shall be entitled to nominate his or her replacement. Prior to a Principal Investor Sell-Down a Non Voting Principal Investor Group can assign its right to nominate Board Nominees (a) to any Affiliated Fund, or (b) subject to the consent of the Majority Principal Investors, to a Person that acquires all Shares held by such Non Voting Principal Investor Group at such time and becomes a party to this Agreement. For the avoidance of doubt, the appointment of nominees pursuant to this Section 2.5.2(ii) shall not be subject to the recommendation of the Nominating Committee. No Board Nominee nominated by a Non Voting Principal Investor Group and elected and appointed by the Majority Voting Principal Investors pursuant to this clause (ii) shall be removed without the Majority Voting Principal Investors’ consent.

(iii)

In the event of a Principal Investor Group Sell-Down, such Principal Investor Group to which the Principal Investor Group Sell-Down applies shall no longer have a right to designate or nominate individuals to serve as Directors on the Board pursuant to Sections 2.5.2(i) or

2.5.2(ii) and the vacancy on the Board resulting from such Principal Investor Group Sell Down shall be filled by individuals designated or nominated by the Majority Voting Principal Investors.

(iv)	In the event one or more of such fourteen (14) positions on the Board filled pursuant to paragraphs (i) or (ii) above becomes vacant (due to resignation, death, removal or otherwise) prior to the Sponsor Exit Sell-Down, the Voting Principal Investor Group which designated the individual who has ceased to serve as a Director shall be entitled, in its sole discretion, to designate an individual to such vacant position on the Board; provided, however, that if such Voting Principal Investor Group ceases to have the right to designate individuals to serve on the Board pursuant to Section 2.5.2(iii), then the Majority Voting Principal Investors shall be entitled to designate an individual to such vacant position.

(v)	As of the date hereof, the fourteen (14) designees to the Board designated pursuant to this Section 2.5.2 shall be as set forth on Schedule 2.5.2 attached hereto.

2.5.3 Reserved.

2.5.4 CEO Director. In accordance with Sections 4.5.2(d) and 4.5.3(d) of the Charter, prior to a Sponsor Exit Sell-Down and receipt of TOC Approval, the holders of Class S-1 Common Stock, Class T-1 Common Stock and Class T-3 Common Stock are entitled to elect a Director who shall be the Chief Executive Officer of the Corporation (the “CEO Director”), and each PITV Investor, in its capacity as a holder of Class S-1 Common Stock, Class T-1 Common Stock and Class T-3 Common Stock, as applicable, agrees that it will vote, or cause to be voted, all such Shares over which such PITV Investor has the power to vote or direct the voting, to elect or appoint to the Board or cause to be elected or appointed to the Board and cause to be continued in office the Chief Executive Officer of the Corporation.

2.5.5 Independent Directors. In accordance with Section 4.5.2(a) of the Charter, prior to a Sponsor Exit Sell-Down, the holders of Class A Common Stock, Class S-1 Common Stock, Class T-1 Common Stock and Class T-3 Common Stock are entitled to elect a certain number of Independent Directors, and each PITV Investor, in its capacity as a holder of Class S-1 Common Stock, Class T-1 Common Stock and Class T-3 Common Stock, as applicable, hereby agrees to take all action within its control, including voting, or causing to be voted, all such Shares over which such PITV Investor has the power to vote or direct the voting, to elect or appoint to the Board or cause to be elected or appointed to the Board and cause to be continued in office each individual recommended by the Board to serve as an Independent Director pursuant to Sections 4.5.2(a) and 4.5.5 of the Charter.

2.5.6 Sponsor Sell-Down Class S Directors. In accordance with Section 4.5.3(b) of the Charter, following the Sponsor Exit Sell-Down, but prior to receipt of TOC

Approval, the Principal Investor Groups, in their capacity as holders of Class S-1 Common Stock, have the right to elect six (6) Directors, and each Principal Investor Group hereby agrees that it will vote, or cause to be voted, all shares of Class S-1 Common Stock over which such Principal Investor Group has the power to vote or direct the voting, to elect or appoint to the Board and cause to be continued in office six (6) Directors (the “Sponsor Sell-Down Class S Directors”), who shall be designated and elected as follows:

(i)	Subject to Section 2.5.6(iii), (a) each Voting Principal Investor Group shall have the right to designate one (1) individual to serve as a Sponsor Sell-Down Class S Director and (b) the Majority Voting Principal Investors shall have the right to designate one (1) individual to serve as a Sponsor Sell-Down Class S Director; provided, that, prior to a Principal Investor Sell-Down, a Voting Principal Investor Group can assign its right to designate member(s) of the Board (x) to any Affiliated Fund which is, alone or together with its Affiliates, a Voting Principal Investor, or (y) subject to the consent of the Majority Voting Principal Investors, to a Person that acquires all Shares held by such Principal Investor Group at such time and becomes a party to this Agreement as a Principal Investor; provided, further, that each Sponsor Sell-Down Class S Director designated pursuant to Section 2.5.6(i)(a) shall be independent of each Principal Investor Group and the Company (within the meaning of the New York Stock Exchange Rules, assuming for purposes of determining whether a Sponsor Sell-Down Class S Director designated pursuant to Section 2.5.6(i)(a) is independent of a Principal Investor Group, such Principal Investor Group shall be deemed the issuer). No individual designated by a Voting Principal Investor Group pursuant to clause (i) shall be removed without such Voting Principal Investor Group’s consent. For the avoidance of doubt, the Sponsor Sell-Down Class S Director designated pursuant to Section 2.5.6(i)(b) shall not be required to be independent of the Company or the Principal Investor Groups.

(ii)

Subject to Section 2.5.6(iii), each Non Voting Principal Investor Group shall be entitled to nominate one (1) individual to serve as a Sponsor Sell-Down Class S Director (each a “Sponsor Sell-Down Board Nominee”); provided, that in no event shall such Sponsor Sell-Down Board Nominee(s) be an employee(s) of the Non Voting Principal Investor Group or any Affiliate thereof, or an officer, Director (or observer to the Board), employee, agent, equityholder (other than a holder of up to 1% of the common stock of a publicly traded company) or other Affiliate of a Competitor. The Majority Voting Principal Investors shall be entitled, in their sole discretion, to designate such Sponsor Sell-Down Board Nominees to serve as Sponsor Sell-Down Class S Directors and to remove such Sponsor Sell-Down Board Nominees from the Board, with or without cause; provided, that if any such Sponsor Sell-Down Board Nominee is not elected and appointed to the Board or removed therefrom, the Non Voting Principal Investor Group that nominated such individual shall be entitled to nominate his or her replacement; provided, further, that each Sponsor Sell-Down Class S Director designated pursuant to Section 2.5.6(i)(a) shall be independent of each Principal Investor Group and the Company (within the meaning of the New York Stock Exchange Rules, assuming for purposes of determining whether a Sponsor Sell-Down Class S Director designated pursuant to Section 2.5.6(i)(a) is independent of a Principal Investor Group, such Principal Investor Group shall be deemed the issuer). Prior to a Principal Investor Sell-Down a Non Voting Principal Investor Group can assign its right to nominate Sponsor Sell-Down Board Nominees (a) to any Affiliated Fund, or (b) subject to the consent of the Majority Principal Investors, to a Person that acquires all Shares held by such Non Voting Principal Investor Group at such time and becomes a party to this Agreement. For the avoidance of doubt, the appointment of nominees pursuant to this Section 2.5.6(ii) shall not be subject to the recommendation of the Nominating Committee. No Sponsor Sell-Down Board Nominee nominated by a Non Voting Principal Investor Group and elected and appointed by the Majority Voting Principal Investors pursuant to this clause (ii) shall be removed without the Majority Voting Principal Investors’ consent.

(iii)	In the event of a Principal Investor Group Sell-Down, such Principal Investor Group to which the Principal Investor Group Sell-Down applies shall no longer have a right to designate or nominate individuals to serve as Directors on the Board pursuant to Sections 2.5.6(i) or 2.5.6(ii) and the vacancy on the Board resulting from the Principal Investor Group Sell Down shall be filled by individuals designated or nominated by the Majority Voting Principal Investors.

(iv)	In the event one or more of such six (6) positions on the Board filled pursuant to paragraphs (i) or (ii) above becomes vacant (due to resignation, death, removal or otherwise) prior to both a Sponsor Exit Sell-Down and receipt of TOC Approval, the Voting Principal Investor Group or Majority Principal Investors, as applicable, which designated the individual who has ceased to serve as a Sponsor Sell-Down Class S Director shall be entitled, in its sole discretion, to designate an individual to such vacant position on the Board; provided, however, that if such Voting Principal Investor Group ceases to have the right to designate individuals to serve on the Board pursuant to Section 2.5.6(iii), then the Majority Voting Principal Investors shall be entitled to designate an individual to such vacant position.

2.5.7 Sponsor Sell-Down Independent Directors. In accordance with Section 4.5.3(a) of the Charter, following a Sponsor Exit Sell-Down but prior to receipt of

TOC Approval, the holders of Class A Common Stock, Class S-1 Common Stock, Class T-1 Common Stock and Class T-3 Common Stock are entitled to elect a certain number of Sponsor Sell-Down Independent Directors and each PITV Investor, in its capacity as a holder of Class S-1 Common Stock, Class T-1 Common Stock and Class T-3 Common Stock, as applicable, hereby agrees to take all action within its control, including voting or causing to be voted, all such Shares over which such holder has the power to vote or direct the voting, to elect or appoint to the Board or cause to be elected or appointed to the Board and cause to be continued in office each individual recommended by the Board to serve as a Sponsor Sell-Down Independent Director pursuant to Section 4.5.3(a) of the Charter.

2.5.8 Certain Board Size and Representation Matters. Until the date upon which the Televisa Investors have voluntarily sold ninety-eight percent (98%) or more, in the aggregate, of the shares of Common Stock and Convertible Securities exchangeable or convertible into shares of Common Stock or TV Warrants (on an as-converted basis) held by the Televisa Investors on the Calculation Date as adjusted for any stock splits, stock dividends, reverse stock splits, stock combinations, recapitalizations, reclassifications (including the Reclassification) and other similar capitalization changes, the PITV Investors agree that no member of the Board (or observer) may be a Restricted Person or an Affiliate of a Restricted Person, and each PITV Investor, in its capacity as a holder of Class A Common Stock, Class S-1 Common Stock, Class T-1 Common Stock and Class T-3 Common Stock, as applicable, agrees that it will not vote its Shares or take other actions, including voting, or causing to be voted all Shares which they have voting rights over, which such PITV Investor has the power to vote or direct the voting to cause a Restricted Person to be a member of the Board. In addition, until the earlier of (i) a Sponsor Exit Sell-Down and receipt of TOC Approval and (ii) Televisa Sell-Down, each of the Independent Directors and the Sponsor Sell-Down Independent Directors shall be recommended for nomination by the unanimous vote of the members of the Nominating Committee and nominated by the majority approval of all of the members of the Board; provided that, if three candidates for an independent Director position are not recommended unanimously by the Nominating Committee, then the next candidate for such position will be recommended to the Board for nomination by a majority vote of the Nominating Committee. Following both a Sponsor Exit Sell-Down and receipt of TOC Approval, but until a Televisa Sell-Down, each of the Post-Sponsor Exit Independent Directors shall be recommended for nomination by a majority vote of the Nominating Committee and nominated by the unanimous vote of all the members of the Board. Each Independent Director, Sponsor Sell-Down Independent Director and Post-Sponsor Exit Independent Director shall at all times meet the standard for Independence.

2.5.9 Board Observers. Each Non Voting Principal Investor Group shall be permitted to designate one non-voting observer to the Board and its committees (a “Board Observer”) for so long as such Non Voting Principal Investor Group retains the right to nominate a Director to the Board pursuant to Section 2.5.2(ii) or Section 2.5.6(ii). If such Non Voting Principal Investor Group does not nominate the maximum number of Board Nominees it is entitled to nominate to the Board pursuant to Section 2.5.2(ii) or Section 2.5.6(ii) (or if such individuals are not or have not been elected to, or are removed from, the Board and not replaced by another Board Nominee of such Non Voting Principal Investor

Group), such Non Voting Principal Investor Group may designate one or more Board Observer(s) in lieu of such Board Nominee(s), but the total number of Board Observers designated pursuant to this Section 2.5.9 shall not exceed the maximum number of Board Nominees as Sponsor Sell-Down Board Nominees (as applicable) that the Non Voting Principal Investor Group is eligible to nominate pursuant to Section 2.5.2(ii) or Section 2.5.6(ii) (as applicable). Board Observer(s) shall not be an officer or employee of a Competitor. In the event such Board Observer(s) is a Director (or observer to the board), equityholder (other than a holder of up to 1% of the common stock of a publicly traded company) or an Affiliate of a Competitor, such Board Observer(s) shall recuse himself or herself (and the Board may require such Board Observer(s) to be recused) from that portion of any meetings of the Board or committees thereof during which matters pertaining to any sector of the Business (including television, radio, music recording and publishing and Internet portals) that competes with such Competitor will be discussed, as determined by the Board or applicable committee. The Company shall, at any time, provide the Board Observer with (a) notice of all meetings of the Board and its committees and (b) provide all information delivered to the members of the Board and its committees prior to such meetings at the same time such notice and information is delivered to the members of the Board and its committees; provided, that such Board Observer shall enter into a confidentiality agreement substantially in the form to be approved by the Board with respect to such information; and provided, further, that if any such information is Confidential Information with respect to which the Non Voting Principal Investor that appointed such Board Observer is deemed a Conflicted PITV Investor, such information shall not be provided to the Board Observer. Notwithstanding any provision hereof to the contrary, the Board, in its good faith judgment, shall be entitled to require a Board Observer to be excluded from any portion of a Board meeting or a meeting of its committees when the Board discusses any matters relating to Confidential Information with respect to which the Non Voting Principal Investor that appointed such Board Observer is deemed a Conflicted PITV Investor.

2.5.10 Proxy. If any PITV Investor fails to vote, or cause to be voted all Shares owned by such PITV Investor or over which such PITV Investor has voting control, in compliance with this Section 2.5, within five (5) days of receiving a written notice regarding such non-compliance from the Company, the Majority PITV Investors (without taking into account any Non Voting Principal Investor Group) shall have a proxy to vote such PITV Investor’s Shares to give effect to the agreements contained in this Section 2.5. The power and authority to exercise the proxy granted hereby shall be exercised if and only to the extent in compliance with this Agreement and only if the matter to be voted on has been approved by the Majority PITV Investors (without taking into account any Non Voting Principal Investor Group) and shall be exercised on terms consistent with such approval. The proxy granted hereby is irrevocable and coupled with an interest sufficient in law to support irrevocable power.

2.5.11 Information Rights. Subject to the requirements of Sections 2.1.2, 4.1 and 4.4 of this Agreement and Section 10.12 of the Stockholders Agreement, all Directors shall have the same information rights which will be consistent with the laws of the State of Delaware.

2.5.12 Expenses. Each member of the Board and each Board Observer shall be entitled to reimbursement from the Company for his or her reasonable out-of-pocket expenses (including travel) incurred in attending any meeting of the Board or any committee thereof.

2.6 Committees of the Board. The Company shall cause the Board to maintain the following committees: (a) an audit committee (the “Audit Committee”), (b) a compensation committee (the “Compensation Committee”), (c) a nominating committee (the “Nominating Committee”), (d) a finance committee (the “Finance Committee”), and (e) any other committee as the Board shall determine in its discretion, subject to Section 2.2.7. The role of each committee, and the related person transaction policy of the Company, shall be in accordance with the charters attached hereto as Exhibits [●], [●], [●], [●] and [●], as may be amended and amended and restated from time to time, and, in the case of the Nominating Committee, in accordance with Section 2.5.8.

2.6.1 Composition of Committees of the Board. Prior to a Sponsor Exit Sell-Down and receipt of TOC Approval, except as otherwise set forth in this Section 2.6, each committee of the Board will be comprised of one (1) Director designated by each PITV Investor Group (other than Non Voting Principal Investor Groups), except to the extent (i) any PITV Investor Group waives its right to have its elected Director be a member of such committee and (ii) that such committee is required by Law to be comprised of only Directors meeting the standard for Independence (which, for the avoidance of doubt, includes, as of the date hereof, the Audit Committee) and all Directors designated by such PITV Investor Group fail to meet the standard for Independence. Following a Sponsor Exit Sell-Down and receipt of TOC Approval, the Televisa Investors shall be entitled to designate one (1) Director to serve on each committee of the Board, except to the extent (a) the Televisa Investors waive their right to have an elected Director be a member of such committee and (b) that such committee is required by Law to be comprised of only Directors meeting the standard for Independence (which, for the avoidance of doubt, includes, as of the date hereof, the Audit Committee) and all Directors designated by the Televisa Investors fail to meet the standard for Independence. In the event that any PITV Investor Group (including any Non Voting Principal Investor Group) does not designate a Director to a committee pursuant to clause (ii) or clause (b) above, such PITV Investor Group shall have the right to designate an individual to observe the meetings of such committee to the extent permitted by applicable Laws, which individual shall receive the same notice of meetings and information that is received by members of such committee. The chairman of each committee of the Board will be elected by a majority of the members of such committee.

2.7 Meetings; Notice; Quorum; Decisions.

2.7.1 The Board shall hold no less than one (1) meeting per fiscal quarter. Regular meetings of the Board and committees thereof shall be held at such times and places as the Board shall from time to time by resolution determine. Each PITV Investor shall have the right to call a special meeting of the Board. At least fifteen (15) Business Days’ notice must be given of regular meetings of the Board even if such meetings are held at times and places fixed by resolution of the Board and committees thereof, as applicable. A notice of the place, date and time and the purpose or purposes of each special meeting of the Board shall be given to each Director by mailing, via regular U.S. mail, overnight delivery or facsimile, at least 48 hours before such special meeting, or by telephoning or emailing the same or by delivering the same personally not later than 48 hours before the day of the meeting (“Special Meeting Notice”). Within 48 hours from receipt of the applicable Special Meeting Notice, one or more Class T Directors, Sponsor Sell-Down Class T Directors or Post-Sponsor Exit Class T Directors may notify the chairman of the Board that he or she cannot attend such scheduled meeting and requests that such special meeting be postponed, and in such event such meeting will be postponed to a subsequent date (which, unless otherwise agreed by Televisa, shall be at least 48 hours after such notification). The special meeting of the Board shall be held on such subsequent date, whether or not any of the Class T Directors, Sponsor Sell-Down Class T Directors or Post-Sponsor Exit Class T Directors can attend the special meeting on such date. Except for the first sentence, the provisions of this Section 2.7.1 shall apply equally to committee meetings. For the avoidance of doubt, in no event shall the Class T Directors, Sponsor Sell-Down Class T Directors or Post-Sponsor Exit Class T Directors have the right to postpone any proposed special meeting of the Board more than once as a result of any of the Class T Directors’, Sponsor Sell-Down Class T Directors’ or Post-Sponsor Exit Class T Directors’ inability to attend such special meeting. This Section 2.7.1 shall terminate and be of no further force and effect at such time as the holders of the Class T-1 Common Stock are no longer entitled to elect any Post-Sponsor Exit Class T Directors.

2.7.2 At each meeting of the Board (or committee thereof) at which a quorum is present, each Director shall be entitled to one vote on each matter to be voted on at such meeting. A majority of the Directors then serving on the Board (or committee thereof) shall constitute a quorum. Except as may be otherwise required by Law or the Transaction Agreements, when a quorum is present at any meeting, the vote of a majority of the directors present shall be the act of the Board (or committee thereof). All Directors may attend meetings of the Board or committee thereof telephonically if they cannot appear in person.

2.8 BMPH and Univision Directors. The Company will cause the boards of directors of BMPH and Univision to consist at all times of the same members as the Board of the Company at such time; provided, that a PITV Investor Group may, by notice to the Company and the other PITV Investor Groups, have a different person serve as a director of BMPH and/or Univision than such PITV Investor Group elected to the Board. Each of BMPH and Univision shall, and the Company shall cause the board of directors of each of BMPH and Univision to, maintain at all times such committees as the Company at such time, with the same member composition; provided, that a PITV Investor Group may, by notice to the Company and the other PITV Investor Groups, have a different person serve on a committee of BMPH or Univision than serves on the corresponding committee for the Company. Any rights of Televisa and the Majority Televisa Investors under Section 2.4 of this Agreement, Section 4.4.3 of the Charter, or Section 17.1 of the Program License Agreement, shall apply to actions by any subsidiary of the Company.

2.9 Further Assurances. The Company will not, and will cause its subsidiaries not to, give effect to any action by any PITV Investor or any other Person which is in contravention of this Section 2. Subject to rights of Televisa and the Majority Televisa Investors under Section 2.4 of this Agreement, Section 4.4.3 of the Charter, and Section 17.1 of the Program License Agreement, in connection with any vote or action of the stockholders of the Company or any subsidiary thereof relating to any matter requiring consent as specified in Sections 2.1, 2.2, 2.3 or 2.4, each PITV Investor agrees, with respect to any voting securities beneficially owned by such PITV Investor with respect to which it has the power to vote, (a) to vote against (and not act in any manner, including by way of a written consent, to approve) such matter if such matter was subject to and has failed to receive any of the required approvals of the Majority PITV Investors, the Majority Principal Investors, the Majority Voting Principal Investors, the Board, the PITV Investor Majority, the Principal Investors, and/or the Televisa Investors, as applicable, in accordance with the Transaction Agreements and to take or cause to be taken all other reasonable actions, to the extent permitted by law, to prevent the taking of any action by the Company and any subsidiary thereof with respect to a matter unless such matter was subject to and has received all required approvals of the Majority PITV Investors, the Majority Principal Investors, the Majority Voting Principal Investors, the Board, the PITV Investor Majority, the Principal Investors, and/or the Televisa Investors, as applicable, in accordance with the Transaction Agreements and (b) to vote in favor of such matter if such matter was subject to and has received all required approvals of the Majority PITV Investors, the Majority Principal Investors, the Majority Voting Principal Investors, the Board, the PITV Investor Majority, the Principal Investors, and/or the Televisa Investors, as applicable, in accordance with the Transaction Agreements and to take or cause to be taken all other reasonable actions, to the extent permitted by law, to cause the taking of all actions by the Company and any subsidiary thereof with respect to a matter which has received all required approvals of the Majority PITV Investors, the Majority Principal Investors, the Majority Voting Principal Investors, the Board, the PITV Investor Majority, the Principal Investors, and/or the Televisa Investors, as applicable, in accordance with the Transaction Agreements.

2.10 Period. Each of the foregoing provisions of this Section 2 shall survive the Initial Public Offering and a Change of Control and with respect to any particular provision, shall survive until the last date permitted by applicable Law or any earlier date expressly specified in this Section 2. In the event a Televisa Sell-Down occurs prior to there being no Principal Investors remaining as parties to this Agreement, the Principal Investors hereby agree that certain sections in this Section 2 shall be amended or replaced as follows: Section 2.1 herein shall be replaced in its entirety by Section 2.1 in the 2007 Principal Investor Agreement, Section 2.2 herein shall be replaced in its entirety by Section 2.2 in the 2007 Principal Investor Agreement, and Section 2.3 herein shall be replaced in its entirety by Section 2.3 in the 2007 Principal Investor Agreement.

2.11 Proxies. Each Principal Investor agrees that it shall not vote the Shares of any other Principal Investor pursuant to the proxies granted under Sections 2.1 and 2.2 of the Stockholders Agreement in any manner inconsistent with this Agreement, the Participation, Registration Rights and Coordination Agreement or the Stockholders Agreement.

2.12 Service, Consulting, Management and Advisory Agreements. Notwithstanding anything to the contrary contained herein, the Company shall not, and shall cause its subsidiaries not to, without the affirmative vote or prior written approval of Televisa, enter into, modify or amend, extend, or waive any rights under any agreement, arrangement or transaction between the Company or any of its subsidiaries, on the one hand, and any Principal Investor and/or its Affiliates, on the other hand, relating to consulting, management or advisory services.

3.	TRANSFER RESTRICTIONS.

3.1 PITV Investors Permitted Transferees. Any Permitted Transferee receiving Shares from a PITV Investor in a Transfer pursuant to Section 3.1.1, 3.1.4(b) or 3.1.5 of the Stockholders Agreement shall be subject to the terms and conditions of, and be entitled to enforce, this Agreement to the same extent, and in the same capacity, as the PITV Investor that Transfers the Shares to such Permitted Transferee as if such Permitted Transferee were such PITV Investor. Prior to the initial Transfer of any Shares to any Permitted Transferee pursuant to Section 3.1.1, 3.1.4(b) or 3.1.5 of the Stockholders Agreement, and as a condition thereto, each holder of Shares effecting such Transfer shall (a) cause such Permitted Transferee to deliver to the Company and each of the PITV Investors (other than the transferor) its written agreement, in form and substance reasonably satisfactory to the Company, to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence and (b) remain directly liable for the performance by the Permitted Transferee of all obligations of such Permitted Transferee under this Agreement.

3.2 Transfer by Principal Investors and Principal Investor Groups. Subject to any applicable provisions of the Charter, the certificate of incorporation or similar organizational documents of subsidiaries of the Company, this Agreement and Sections 4.7, 4.8 and 4.9 of the Stockholders Agreement, each PITV Investor agrees and acknowledges hereby that each Principal Investor’s and each Principal Investor Group’s individual and collective rights in their capacity as such under any and all of the applicable Transaction Agreements (other than the Investment Agreement) (including their rights as holders of Class S Common Stock and rights pursuant to Sections 2.1, 2.2, 2.3, 2.5 and 2.6 hereof, but excluding the rights retained by any such transferor as an “Other Holder” under the Stockholders Agreement (including under Section 4.1 thereof) and as an “Other Investor” under the Participation, Registration Rights and Coordination Agreement, in each case, by virtue of any Shares retained by such transferor), (i) shall be fully transferred by such Principal Investors and Principal Investor Groups to such Purchaser of Control in connection with a Compliant Change of Control Transaction with the result that the Purchaser of Control will become and have all the rights of the Principal Investors and Principal Investor Groups, and the rights so transferred shall not be retained by or shared with the transferors, provided that such Purchaser of Control agrees to assume all of the Principal Investors’ and Principal Investor Groups’ obligations hereunder and under any and all applicable Transaction Agreements (but excluding the obligations that continue to be imposed on any such transferor as an Other Holder under the Stockholders Agreement and/or as an Other Investor under the Participation, Registration Rights and Coordination Agreement, by virtue of any Shares retained by such transferor), in each case, to the same extent as the transferor was bound, and the transferor remains bound as an Other Holder under the Stockholders Agreement and as an Other Investor under the Participation, Registration Rights and Coordination Agreement to the extent it owns any Shares following such Compliant Change of Control Transaction, (ii) such transfer of rights to and assumption of obligations by the Purchaser of Control shall not in itself require any Televisa Investor’s approval hereunder or under any of the other Transaction Agreements or any other agreement (without prejudice to any approvals expressly required for or in connection with, or other rights expressly provided with respect to, the Compliant Change of Control Transaction, the Change of Control Procedures and other applicable provisions of the Transaction Documents), and (iii) any Purchaser of Control can thereafter transfer all such rights (other than rights that it elects to terminate) and all such obligations to any subsequent Purchaser of Control in connection with a Compliant Change of Control Transaction; provided that none of the rights so transferred shall be retained by or shared with the transferor Purchaser of Control and such subsequent Purchaser of Control shall assume all of the Principal Investor Groups’ obligations under any and all of the applicable Transaction Agreements (but excluding the obligations that continue to be imposed on any transferor as an Other Holder under the Stockholders Agreement and as an Other Investor under the Participation, Registration Rights and Coordination Agreement by virtue of any Shares retained by such transferor), in each case, to the same extent as the transferor Purchaser of Control was bound, and the transferor Purchaser of Control remains bound as an Other Holder under the Stockholders Agreement and as an Other Investor under the Participation, Registration Rights and Coordination Agreement to the extent that it owns any Shares following such Compliant Change of Control Transaction. Notwithstanding any other provision in the Transaction Agreements to the contrary, the rights afforded to Principal Investors and Principal Investor Groups in their capacity as such under this Agreement shall not terminate due to the Transfer of Shares held by Principal Investors to a Purchaser of Control and the resulting reduction in the percentage ownership of the Shares held by any Principal Investor shall not constitute a Principal Investor Two-Thirds Sell-Down for purposes of this Agreement, so long as all such rights are fully transferred to such Purchaser of Control (and not retained by or shared with the transferors) and the obligations of Principal Investors in their capacity as such under the Transaction Agreements are fully assumed by such Purchaser of Control to the same extent as the transferors were bound.

3.3 Transfer Between PITV Investor Groups. Except for Transfers to Televisa Investors by Principal Investors as contemplated by the other Transaction Agreements, no PITV Investor shall Transfer Shares to another PITV Investor who is not a Permitted Transferee without the consent of the Majority PITV Investors; provided, that for purposes of calculating the Majority PITV Investors for this Section 3.3 only, the PITV Investors Groups of which the PITV Investors who are the prospective transferor and transferee shall be disregarded.

3.4 Transfers Prior to TOC Approval. Prior to receipt of TOC Approval, the Principal Investor Groups shall not Transfer (other than Transfers to a Permitted Transferee) in the aggregate without Televisa’s consent more than ninety-eight percent (98%) of the Shares held by the Principal Investor Groups in the aggregate on the Calculation Date (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, recapitalizations, reclassifications (including the Reclassification) and other similar capitalization changes); provided that the approval of Televisa shall not be required after a Televisa Sell-Down.

4.	COVENANTS.

4.1 Annual Budget. Subject to Section 4.4, the Company will furnish each PITV Investor Group with a proposed annual operating budget for the Company and its subsidiaries, as well as any proposed material modifications to such budget or notice of any proposed action that is or would be reasonably likely to result in material variance therefrom.

4.2 Directors’ and Officers’ Insurance. The Company shall maintain for such periods as the Board shall in good faith determine (provided that such period shall not be less than six (6) years following cessation of service), at its expense, insurance in an amount determined in good faith by the Board to be appropriate (provided that such amount shall not be lower than $25,000,000 unless otherwise agreed by the Majority PITV Investors), on behalf of any person who after March 29, 2007 is or was a Director or officer of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect subsidiary of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, subject to customary exclusions. The provisions of this Section 4.2 shall survive any termination of this Agreement.

4.3 Expenses. All reasonable costs and expenses incurred by any current or former PITV Investor in (a) exercising or, to the extent successful, enforcing any rights afforded to such current or former PITV Investor under this Agreement or the other Transaction Agreements, or (b) amending, modifying, revising this Agreement or the other Transaction Agreements, shall be paid or reimbursed by the Company. Costs and expenses subject to the preceding sentence shall include all attorneys’ fees and charges and all accounting fees and charges. Notwithstanding anything to the contrary herein, each PITV Investor shall be entitled to payment or reimbursement under this Section 4.3 for so long as such PITV Investor owns Shares, irrespective of whether such PITV Investor ceases to be a PITV Investor in accordance with the definition thereof; provided, that such reimbursement shall not exceed $500,000 in the aggregate following such time as a PITV Investor ceases to be a PITV Investor hereunder.

4.4 Disclosure of Confidential Information. At the request of the Chief Executive Officer, the Company’s Chairman shall determine whether any information of the Company or any of its subsidiaries should be deemed to be Confidential Information and whether any PITV Investor should be treated as a Conflicted PITV Investor with respect thereto (other than the case in which the Chairman is an Affiliate of such potential Conflicted PITV Investor, in which case the Chief Executive Officer shall make such determination); provided that, notwithstanding the determination of the Company’s Chairman and Chief Executive Officer, a PITV Investor will not be treated as a Conflicted PITV Investor with respect to any information if either (i) all of the other PITV Investors agree that such PITV Investor is not a Conflicted PITV Investor with respect to such information, or (ii) a majority of the Board of Directors agree that such PITV Investor is not a conflicted PITV Investor with respect to such information. In the event of uncertainty as to whether any particular information should be classified as Confidential Information, the Chairman and Chief Executive Officer should, acting reasonably, consult with the Company’s outside competition counsel to assure the Company complies with the Company’s policies and applicable competition and antitrust Laws. The Chairman and Chief Executive Officer also should, acting reasonably, discuss with competition counsel any practical methods to limit the amount of Confidential Information (e.g., by consolidating information on any single competitive market with a broad group of markets that are not competitive vis-à-vis such Conflicted PITV Investor), with the objective of providing as much meaningful information to Conflicted PITV Investors as is practical under the circumstances and does not present a risk of violating or the appearance of violating applicable competition or antitrust Laws. The Company, its subsidiaries, and their respective directors, officers, employees, equity holders, agents and representatives, shall not disclose Confidential Information with respect to which any PITV Investor has been found to be a Conflicted PITV Investor to such Conflicted PITV Investor or any Affiliate thereof (including any Board Observers designated by such PITV Investor). Each Conflicted PITV Investor shall cause any member of the Board or Board Observer designated by such PITV Investor to recuse himself or herself from any portion of a meeting of the Board regarding the applicable Confidential Information. The PITV Investors, will use good faith efforts to conduct meetings of the Board (and its committees) in a manner that limits the amount of time representatives of Conflicted PITV Investors are required to be recused from the meetings. For the avoidance of doubt, Televisa Investors shall not be deemed to be a Conflicted PITV Investor for *****-related matters (other than disputes under the *****).

4.5 Company Debt. Each of the PITV Investors agrees that it will not, in its capacity as a holder of any Indebtedness of the Company or its subsidiaries, take action that would result in an event of default or acceleration under such Indebtedness, or initiate an involuntary bankruptcy filing with respect to the Company or any of its subsidiaries; provided, however, that the foregoing shall not in any respect restrict any PITV Investor’s ability to exercise its rights in the event of that the Company or any of its subsidiaries commences or becomes subject to (voluntarily or involuntarily) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under the Laws of any jurisdiction.

4.6 13D or 13G Filing. The Majority PITV Investors may require, upon the advice of counsel that such action is legally required, that each PITV Investor participate in, provide all information necessary for the filing of, and duly execute, a Schedule 13D or Schedule 13G, as applicable, “group” filing (without necessarily acknowledging that the PITV Investors are a group) pursuant to the Exchange Act and Exchange Act Rules with respect to the agreements among the PITV Investors and each such PITV Investor’s ownership of the Company; provided that, except to the extent expressly required hereunder and by the other Transaction Agreements, no PITV Investor will be required to act together for the purpose of acquiring, holding, voting, disposing of or otherwise with respect to, Shares and such a Schedule 13D or Schedule 13G filing shall not result in any PITV Investor being deemed to constitute a group with any other PITV Investor(s) for any other purpose under any Transaction Agreement.

***** CONFIDENTIAL TREATMENT: UNIVISION HOLDINGS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY *****, BE AFFORDED CONFIDENTIAL TREATMENT. UNIVISION HOLDINGS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION

5.	REMEDIES.

5.1 General. The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable Law, each party waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

6.	LEGENDS.

6.1 Restrictive Legend. Each certificate representing Shares issued or transferred to a PITV Investor shall have the following legend endorsed conspicuously thereupon:

“THE VOTING OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE PROVISIONS OF A PRINCIPAL INVESTOR AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY. SUCH AGREEMENT INCLUDES RESTRICTIONS AND LIMITATIONS ON THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. A COPY OF SUCH AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE UPON REQUEST.”

Any Person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

6.2 Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legend, this Agreement, the Stockholders Agreement and the Participation, Registration Rights and Coordination Agreement are satisfied.

6.3 Shares Held by Co-Investment Vehicles. Each Principal Investor Group agrees to convert any shares of Class S-1 Common Stock held by the Co-Investment Vehicles of such Principal Investor Group at any time into shares of Class S-2 Common Stock upon the receipt thereof by such Co-Investment Vehicle.

6.4 Shares Held by Televisa. In the event any stockholder of the Company converts its voting shares of Common Stock into non-voting shares of Common Stock, the Company shall promptly notify Televisa of such conversion and the number of voting shares of Common Stock that is or will be held by such stockholder and all stockholders following such conversion and shall provide the Televisa Investors with a certificate signed by an authorized Senior Officer stating that such conversion has occurred and the number of shares of Common Stock which have been converted and, if actually known to the Company, the reasons for effectuating such conversion. Not later than the fifteenth (15th) Business Day after the Televisa Investors receive such notice and certificate, the Televisa Investors will convert (by delivery to the Company of (i) written notice of such conversion and (ii) the certificate(s), duly endorsed for transfer, evidencing such shares to be converted), and each Televisa Investor hereby authorizes the Company to convert on its behalf, and such conversion shall be deemed to automatically have occurred, in the event it fails to deliver to the Company within such 15 Business-Day period the items set forth in paragraphs (i) and (ii) above, in accordance with the provisions of the Charter with respect to such Common Stock, an amount of the Televisa Investors’ voting shares of Common Stock (pro-rata amongst the Televisa Investors, based on the number of voting shares of Common Stock held by such Televisa Investors or as otherwise determined by Televisa) into non-voting shares of Common Stock such that the Televisa Investors’ aggregate Voting Percentage is no greater than the Maximum Voting Percentage (i.e., if the Televisa Investors’ aggregate Voting Percentage is increased by the conversion by a stockholder of the Company of its voting shares of Common Stock into non-voting shares of Common Stock but the Televisa Investors’ aggregate Voting Percentage is as a result thereof less than or equal to the Maximum Voting Percentage, then no conversion of any shares of Common Stock of Televisa Investors will be required). In the event any stockholder of the Company converts its non-voting shares of Common Stock into voting shares of Common Stock, the Company shall promptly notify the Televisa Investors of such conversion and the number of non-voting shares of Common Stock that is or will be held by such stockholder and all stockholders of the Company following such conversion and shall provide the Televisa Investors with a certificate signed by an authorized Senior Officer stating that such conversion has occurred and the number of shares of Common Stock which have been converted and, if actually known to the Company, the reasons for effectuating such conversion. The Televisa Investors will be permitted to convert (by delivery to the Company of (x) written notice of such conversion and (y) the certificate(s), duly endorsed for transfer, evidencing such shares to be converted), in accordance with the provisions of the Charter with respect to such Common Stock, an amount of the Televisa Investors’ non-voting shares of Common Stock (pro-rata amongst the Televisa Investors, based on the number of non-voting shares of Common Stock held by all Televisa Investors) into voting shares of Common Stock up to the Maximum Voting Percentage. Notwithstanding the foregoing, nothing contained herein shall be deemed to limit or restrict in any way the right of the Televisa Investors, at any time and from time to time, to convert their non-voting shares of Common Stock into voting shares of Common Stock up to the Maximum Voting Percentage. In each case, the Company shall promptly thereafter issue and send to the applicable Televisa Investors new certificates, registered in the name of such Televisa Investors, evidencing the applicable shares of Common Stock into which such Televisa Investors converted their respective shares of Common Stock. Notwithstanding the foregoing, the parties hereto agree and acknowledge that Televisa and its Permitted Transferees shall have no obligation to procure the agreement of, or compliance by, any Televisa Investor who is not a Permitted Transferee of Televisa and Televisa’s percentage of voting shares shall not be adversely affected as a result of such non-compliance.

7.	AMENDMENT, TERMINATION, ETC.

7.1 Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

7.2 Written Modifications. Subject to Sections 2.3.2 and 2.4 of this Agreement, this Agreement may be amended, modified, extended, terminated or waived (an “Amendment”), and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Majority PITV Investors; provided, however, that:

7.2.1(a) the consent of each of the Principal Investor Groups shall be required for any Amendment of (i) the provisions of Sections 2.3.2 and 2.6.1, (ii) any provision requiring unanimous consent of the Principal Investor Groups, or (iii) this clause (a) of Section 7.2; (b) the consent of the Televisa Investors shall be required for any Amendment to (i) the provisions of Sections 2.4, 2.5, 2.6, 2.7, 2.8, 2.10, 3.1, 4.1, 4.2, 4.3, 4.4, 7.5, Exhibits [    ], [    ], [    ], [    ] and [    ], or (ii) this clause (a) and clause (b) of Section 7.2 or the definitions used therein; and (c) the consent of each PITV Investor or PITV Investor Group, as applicable, shall be required for any Amendment that Discriminates against the rights of such PITV Investor or PITV Investor Group, as applicable, as such under this Agreement as compared to the other PITV Investors or PITV Investor Groups, as applicable. Each such Amendment shall be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right of such holder hereunder by an instrument in writing signed by such party or holder. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant to this Section 7.2, any Amendment to the definitions used in such Section as applied to such Section shall also require the same specified consent.

7.3 Withdrawal from Agreement. Any holder of Shares who ceases to be a member of a PITV Investor Group or is not a Purchaser of Control (each such holder, a “Withdrawing Holder”) shall cease to be a party to this Agreement and shall no longer be subject to the obligations of this Agreement or have rights under this Agreement; provided, however, that any such Withdrawing Holder shall retain the indemnification, contribution and reimbursement rights pursuant to Section 9.12 hereof with respect to any matter that (a) may be an Indemnified Liability and (b) occurred prior to such withdrawal. This Agreement will stay in effect with respect to Persons other than the Withdrawing Holders.

7.4 Termination; Effect of Termination.

7.4.1 This Agreement shall terminate and, except as provided herein, be of no further effect, at such time as there are no longer any PITV Investors. For the avoidance of doubt, this Agreement shall remain in effect after such time as there are no longer any Principal Investors. No termination under this Agreement shall relieve any Person of liability for breach prior to termination. In the event this Agreement is terminated, each PITV Investor shall retain the right to payment and reimbursement of certain expenses in accordance with Section 4.3 and (b) the indemnification, contribution and reimbursement rights pursuant to Section 9.12 hereof with respect to any matter that (i) may be an Indemnified Liability and (ii) occurred prior to such termination. In addition, the obligations of the Company to maintain insurance pursuant to Section 4.2 hereof shall survive such termination.

7.5 Federal Communications Laws and Antitrust Laws.

7.5.1 In the event that the Voting Principal Investors, after consultation with Company counsel and a Non Voting Principal Investor’s counsel (so long as such counsel is appointed promptly upon request by the Majority Voting Principal Investors), reasonably determine in good faith that one or more provisions of this Agreement relating to the rights of Non Voting Principal Investors in view of (i) an adverse Governmental Authority’s decision, order, written notice or ruling directed against the Company, a subsidiary thereof or such Non Voting Principal Investor, or (ii) a change in, modification, amendment or enactment of, applicable Governmental Authority’s laws, regulations, rules, decisions, orders, written notices, rulings, precedents or policies, are reasonably likely to cause or result in a violation of one or more Federal Communications Laws, the Voting Principal Investors, by unanimous vote, in the exercise of their reasonable good faith judgment, (A) in the case of an adverse Governmental Authority’s decision, order, written notice or ruling described in clause (i) above shall, and (B) otherwise, may, amend, modify and/or supplement the provisions of this Agreement (including by way of adding new provisions) to the extent deemed necessary in the good faith judgment of the Voting Principal Investors (by unanimous vote) to prevent or cure any such violations, but in any case not in a manner that adversely affects any Televisa Investor or its rights or obligations under any Transaction Agreement. For the avoidance of doubt, restrictions imposed on the exercise of equityholders’ rights under Federal Communications Laws involving a general analysis of facts and circumstances rather than the promulgation of rules of general applicability will not be dispositive of whether the rights granted hereunder will or will not violate such Laws, but will be considered in conjunction with all facts and circumstances related to the Company’s compliance with such Laws.

7.5.2 In the event that the Non Conflicted Principal Investors, after consultation with Company counsel and a Conflicted Principal Investor’s counsel (so long as such counsel is appointed promptly upon request by the Majority Non Conflicted Principal Investors), reasonably determine in good faith that one or more provisions of this Agreement relating to the rights of Conflicted Principal Investors in view of (i) an adverse Governmental Authority’s decision, order, written notice or ruling directed against the Company, a subsidiary thereof or such Conflicted Principal Investor, or (ii) a change in, modification, amendment or enactment of, applicable Governmental Authority’s laws, regulations, rules, decisions, orders, written notices, rulings, precedents or policies, are reasonably likely to cause or result in a violation of one or more Antitrust Laws, the Non Conflicted Principal Investors, by unanimous vote, in the exercise of their reasonable good faith judgment, (A) in the case of an adverse Governmental Authority’s decision, order, written notice or ruling described in clause (i) above shall, and (B) otherwise, may, amend, modify and/or supplement the provisions of this Agreement (including by way of adding new provisions) to the extent deemed necessary in the good faith judgment of the Non Conflicted Principal Investors (by unanimous vote) to prevent or cure any such violations, but in any case not in a manner that adversely affects any Televisa Investor or its rights or obligations under any Transaction Agreement.

7.5.3 In the event a Non Voting Principal Investor, after consultation with Company counsel, determines that one or more provisions of this Agreement relating to the rights of Voting Principal Investors can lawfully be held or exercised by Non Voting Principal Investors due to modifications in applicable Federal Communications Laws, the parties to this Agreement shall negotiate in good faith, and in consultation with Company counsel, to amend, modify and/or supplement the provisions hereto as is appropriate to permit such right to be held or exercised, but in any case not in a manner that adversely affects any Televisa Investor or its rights or obligations under any Transaction Agreement; provided that no such amendment, modification and/or supplement shall be made without the unanimous consent of all Voting Principal Investors.

7.5.4 In the event a Conflicted Principal Investor, after consultation with Company counsel, determines that one or more provisions of this Agreement relating to the rights of Non Conflicted Principal Investors can lawfully be held or exercised by Conflicted Principal Investors due to modifications in applicable Antitrust Laws, the parties to this Agreement shall negotiate in good faith, and in consultation with Company counsel, to amend, modify and/or supplement the provisions hereto as is appropriate to permit such right to be held or exercised, but in any case not in a manner that adversely affects any Televisa Investor or its rights or obligations under any Transaction Agreement; provided that no such amendment, modification and/or supplement shall be made without the unanimous consent of all Non Conflicted Principal Investors.

7.5.5 Any PITV Investor may, from time to time and at any time, waive, permanently or temporarily, any of its rights under this Agreement upon a written notice to the Company.

7.5.6 The parties hereto agree to use their respective commercially reasonable efforts to execute and deliver such documents and other information and make such filings with Governmental Authorities as may be required to permit a Voting Principal Investor to become a Non Voting Principal Investor.

8.	DEFINITIONS. For purposes of this Agreement:

8.1 Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 8:

(i)	The words “hereof’, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(ii)	The word “including” shall mean including, without limitation;

(iii)	Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined;

(iv)	The masculine, feminine and neuter genders shall each include the other;

(v)	For the avoidance of doubt, unless otherwise specified, the term “outstanding,” as used in this Agreement in reference to capital stock, shall not include Convertible Securities or shares issuable upon conversion, exchange or exercise thereof, and as used in this Agreement in reference to Convertible Securities, shall mean Convertible Securities that are outstanding (without giving effect to the conversion, exchange or exercise of such Convertible Securities); and

(vi)	For the avoidance of doubt, “fully diluted” as used in this Agreement in reference to capital stock, shall mean after giving effect to the conversion, exchange or exercise of all outstanding Convertible Securities.

8.2 Definitions. The following terms shall have the following meanings:

“2007 Equity Incentive Plan” shall mean the Broadcasting Media Partners, Inc. 2007 Equity Incentive Plan, effective as of March 27, 2007, as amended from time to time, or any successor or additional Company management equity incentive plan approved by the Company’s Board.

“2007 Principal Investor Agreement” shall mean that certain Principal Investor Agreement, dated as of March 29, 2007, by and among the Company, BMPH, Univision and the Principal Investors.

“2010 Equity Incentive Plan” shall mean the Broadcasting Media Partners, Inc. Equity Incentive Plan, effective as of the date hereof, as amended from time to time, or any successor or additional Company management equity incentive plan approved by the Board.

“Acquisition Holdco” shall have the meaning set forth in the Stockholders Agreement.

“Acquisition Target” shall mean any one or more assets (including any equity interests in any Person) or businesses that the Company or any subsidiary thereof intends to purchase, rent, lease in, license in, exchange or otherwise acquire; provided, that the management of the Company or any subsidiary thereof shall have notified the Board of such intention in writing.

“Affiliate” shall mean, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; provided, however, that neither the Company nor any of its subsidiaries shall be deemed an Affiliate of any of the Stockholders (and vice versa), and, in addition, such specified Person’s Affiliates shall also include, (a) if such specified Person is a private equity investment fund, any other private equity investment fund the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof and (b) if such specified Person is a natural Person, any Family Member of such natural Person.

“Affiliated Fund” shall mean, with respect to any specified Person, a private equity investment fund that is an Affiliate of such Person or that is advised by the same investment adviser as such Person or by an Affiliate of such investment adviser.

“Agreement” shall have the meaning set forth in the Preamble, as amended from time to time.

“Amendment” shall have the meaning set forth in Section 7.2.

“Antitrust Laws” shall mean any federal, foreign or state law now or hereafter in effect (and any regulation thereunder), including the Sherman Act, the Clayton Act and the Hart-Scott-Rodino Act, in each case as amended, and regulations or policies promulgated thereunder, pertaining to antitrust, competition or fair trade matters.

“Audit Committee” shall have the meaning set forth in Section 2.6.

“Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“BMPH” shall have the meaning set forth in the Preamble.

“BMPS1” shall mean BMPI Services, LLC.

“BMPS1 LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of BMPS1, dated as of January 29, 2008, as amended from time to time.

“BMPS2” shall mean BMPI Services II, LLC.

“BMPS2 LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of BMPS2, dated as of December 20, 2010, as amended from time to time.

“BMPS3” shall mean BMPI Services III, LLC, a Delaware limited liability company.

“BMPS3 LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of BMPS3, dated as of October 1, 2013, as amended from time to time.

“BMPS4” shall mean BMPI Services IV, LLC, a Delaware limited liability company.

“BMPS4 LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of BMPS4, dated as of November 23, 2013, as amended from time to time.

“BOFAS” shall have the meaning set forth in the definition of “Existing Debt Documents.”

“Board” shall mean the board of directors of the Company or any authorized committee thereof.

“Board Nominee” shall have the meaning set forth in Section 2.5.2(ii).

“Board Observer” shall have the meaning set forth in Section 2.5.9.

“Business” shall mean the business of the Company and its subsidiaries conducted at any given time or which the Board has authorized the Company to develop or pursue (by acquisition or otherwise), which currently consist of (primarily but not necessarily exclusively) Spanish-language media in the U.S., including Spanish-language television broadcast networks, Spanish-language radio broadcast networks, ownership and operation of Spanish-language television and radio stations and Spanish-language Internet portals.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York or Mexico.

“Calculation Date” shall mean the date of the Televisa Closing (i.e., December 20, 2010).

“Chairman” shall mean the Chairman of the Board.

“Change of Control” shall have the meaning set forth in the Stockholders Agreement.

“Change of Control Procedures” shall have the meaning set forth in the Stockholders Agreement.

“Charter” shall have the meaning set forth in the Recitals.

“Class A Common Stock” shall mean the voting Class A Common Stock, par value $.001 per share, of the Company and shall include any shares of common stock issued in exchange for or in consideration of (including shares of common stock of the surviving company in connection with a merger or similar business combination) or in substitution for the Class A Common Stock, or as such shares of Class A Common Stock may be reclassified.

“Class S Common Stock” shall mean Class S-1 Common Stock and Class S-2 Common Stock.

“Class S-1 Common Stock” shall mean the voting Class S-1 Common Stock, par value $.001 per share, of the Company and shall include any shares of common stock issued in exchange for or in consideration of (including shares of common stock of the surviving company in connection with a merger or similar business combination) or in substitution for the Class S-1 Common Stock, or as such shares of Class S-1 Common Stock may be reclassified.

“Class S-2 Common Stock” shall mean the nonvoting Class S-2 Common Stock, par value $.001 per share, of the Company and shall include any shares of common stock issued in exchange for or in consideration of (including shares of common stock of the surviving company in connection with a merger or similar business combination) or in substitution for the Class S-2 Common Stock, or as such shares of Class S-2 Common Stock may be reclassified.

“Class S Director” shall have the meaning set forth in Section 2.5.2(i).

“Class T Director” shall have the meaning set forth in the Charter.

“Class T Common Stock” shall mean Class T-1 Common Stock and Class T-2 Common Stock.

“Class T-1 Common Stock” shall mean the voting Class T-1 Common Stock, par value $.001 per share, of the Company and shall include any shares of common stock issued in exchange for or in consideration of (including shares of common stock of the surviving company in connection with a merger or similar business combination) or in substitution for the Class T-1 Common Stock, or as such shares of Class T-1 Common Stock may be reclassified.

“Class T-2 Common Stock” shall mean the nonvoting Class T-2 Common Stock, par value $.001 per share, of the Company and shall include any shares of common stock issued in exchange for or in consideration of (including shares of common stock of the surviving company in connection with a merger or similar business combination) or in substitution for the Class T-2 Common Stock, or as such shares of Class T-2 Common Stock may be reclassified.

“Class T-3 Common Stock” shall mean the super voting Class T-3 Common Stock, par value $.001 per share, of the Company and shall include any shares of common stock issued in exchange for or in consideration of (including shares of common stock of the surviving company in connection with a merger or similar business combination) or in substitution for the Class T-3 Common Stock, or as such shares of Class T-3 Common Stock may be reclassified

“Co-Investment Vehicle” shall mean any one of (a) the MDP Co-Investment Vehicles, collectively, (b) the PEP Co-Investment Vehicles, collectively, (c) the THL Co-Investment Vehicles, collectively, and (d) the TPG Co-Investment Vehicles, collectively.

“Commercial Agreements” shall mean the Second Amended and Restated 2011 Program License Agreement (and all agreements ancillary thereto or to the Program License Agreement relating to the arrangements contemplated by the Second Amended and Restated 2011 Program License Agreement, the Program License Agreement, the Amended and Restated Mexico License Agreement, the IPRA Amendment, the Sales Agency Agreement and the Purchase and Assignment and Assumption Agreement), the Amended and Restated Program License Agreement, the Amended and Restated Mexico License Agreement, the Sales Agency Agreement, the IPRA Amendment, the Purchase and Assignment and Assumption Agreement and the Representation Agreement, dated as of November 1, 2011, between Univision Enterprises, LLC and Televisa, in each case, as amended from time to time.

“Common Stock” shall mean the common stock of the Company, including the Class A Common Stock, the Class S-1 Common Stock, the Class S-2 Common Stock, the Class T-1 Common Stock, the Class T-2 Common Stock and the Class T-3 Common Stock.

“Company” shall have the meaning set forth in the Preamble.

“Compensation Committee” shall have the meaning set forth in Section 2.6.

“Competitor” shall have the meaning set forth in the Stockholders Agreement.

“Compliant Change of Control Transaction” shall have the meaning set forth in the Stockholders Agreement.

“Confidential Information” shall mean, without limitation to any provision of the Stockholders Agreement, any confidential or proprietary information or other competitively sensitive information, including information regarding strategic plans, sales, marketing, talent contracts, acquisition targets, and current or future pricing obtained from the Company or any subsidiary thereof, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Agreement or the divulging Persons’ contractual or fiduciary obligations to the Company), (b) is or has been independently developed or conceived by the party holding such information without use of the Company’s or its subsidiaries’ Confidential Information, or (c) is or has been made known or disclosed to the party holding such information by a third party without a breach of any obligation of confidentiality such third party may have to the Company or any of its subsidiaries that is known to such party.

“Conflicted PITV Investor” shall mean as of any applicable time, with respect to any Confidential Information of the Company or its subsidiaries relating to, or that would be reasonably likely to affect, any portion of the Business (including an Acquisition Target or its acquisition by the Company or any subsidiary thereof), any PITV Investor or an Affiliate thereof, which has a material conflict of interest to which such Confidential Information is reasonably directly related. For the purpose of this definition, the ownership by a PITV Investor alone or together with its Affiliates of less than ***** of each class of the voting securities of a Competitor ***** shall not alone result in the PITV Investor being deemed to be a Conflicted PITV Investor pursuant to the preceding sentence. If any member of a PITV Investor Group or any of its Affiliates is a Conflicted PITV Investor, the Principal Investor Group of which it is a member shall also be a “Conflicted PITV Investor.” For the avoidance of doubt, the Televisa Investors shall not be deemed to be a Conflicted PITV Investor solely as a result of discussions by the Board or a committee thereof or information related to (i) the ***** (other than disputes under any such agreement) or (ii) compliance with Federal Communications Laws.

***** CONFIDENTIAL TREATMENT: UNIVISION HOLDINGS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY *****, BE AFFORDED CONFIDENTIAL TREATMENT. UNIVISION HOLDINGS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION

“Conflicted Principal Investor” shall mean any Principal Investor who is a Conflicted PITV Investor.

“Contract” shall mean any note, bond, mortgage, indenture, loan or credit agreement, or any other contract, agreement, lease, license, deed of trust, permit, franchise or other instrument or obligation.

“control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock, options, warrants (including the TV Warrants) or other securities which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock, including any options and warrants.

“Covered Matters” shall have the meaning set forth in Section 10.1.

“DBSI” shall have the meaning set forth in the definition of “Existing Debt Documents.”

“Designation Rights” shall have the meaning in the Glade Brook Side Letter.

“Directors” shall have the meaning in Section 2.5.1.

“DMA” shall mean designated market areas as defined from time to time by Nielsen Media Research Company.

“Discriminate(s)” shall mean, with respect to a specified Person, to discriminate against such specified Person as compared to other applicable parties in a manner that is, or is reasonably expected to be, (a) with respect to all Persons other than the Televisa Investors, materially and disproportionately adverse to such specified Person and, (b) with respect to any Televisa Investor, disproportionately adverse to such Televisa Investor.

“Equity Incentive Plans” shall mean the 2007 Equity Incentive Plan and the 2010 Equity Incentive Plan, collectively.

“Equity Percentage” shall have the meaning set forth in the Stockholders Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time.

“Exchange Act Rules” shall mean the rules adopted by the Securities and Exchange Commission under the Exchange Act.

“Executive Committee” shall have the meaning set forth in Section 2.6.

“Existing Debt Documents” shall mean (i) that certain Credit Agreement dated as of March 29, 2007 by and among Univision, Univision of Puerto Rico Inc., the lenders party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent and First-Lien Collateral Agent for the First-Lien Lenders and as Administrative Agent and Second-Lien Collateral Agent for the Second-Lien Lenders, Deutsche Bank Securities Inc. (“DBSI”) and Banc Of America Securities LLC (“BOFAS”), as Joint Lead Arrangers for the First-Lien Facilities, DBSI and Credit Suisse, as Joint Lead Arrangers for the Second-Lien Facility, BOFAS, as documentation agent, and Credit Suisse, Cayman Islands Branch, Wachovia Bank, National Association, The Royal Bank Of Scotland, PLC and Lehman Brothers Inc., as joint syndication agents, as amended on June 19, 2009 and October 26, 2010, and as further amended from time to time, (ii) the outstanding 8.50% Univision Senior Unsecured Notes due on May 15, 2021 and the related indenture, (iii) the outstanding 6.75% Univision Senior Secured Notes due on September 15, 2022 and the related indenture and collateral and intercreditor documents, (iv) the outstanding 5.125% Univision Senior Secured Notes due on May 15, 2023 and the related indenture and collateral and intercreditor documents and (v) the outstanding 5.125% Univision Senior Secured Notes due on February 15, 2025 and the related indenture and collateral and intercreditor documents.

“Family Member” shall mean, with respect to any natural Person, (a) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (b) any spouse or former spouse of any of the foregoing, (c) any legal representative or estate of any of the foregoing, or the ultimate beneficiaries of the estate of any of the foregoing, if deceased and (d) any trust or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing Persons described in clauses (a) through (c) above.

“FCC” shall mean the United States Federal Communications Commission or any successor entity.

“Federal Communications Laws” shall mean the Communications Act of 1934, as amended, and any successor statute thereto, and the rules, regulations and policies promulgated by the FCC thereunder.

“GAAP” shall mean United States generally accepted accounting principles as in effect on the date hereof.

“GB Designee” shall have the meaning set forth in the Glade Brook Investment Agreement.

“Glade Brook Investment Agreement” shall mean that certain Investment Agreement dated as of January 30, 2014 by and among Glade Brook Private Investors II LP, the Company, BMPH and Univision.

“Glade Brook Side Letter” shall mean the letter agreement dated as of January 30, 2014 by and among Glade Brook Private Investors II LP and the PITV Investors, as amended from time to time

“Governmental Authority” shall mean any United States (federal, state or local) or foreign government, or governmental, regulatory, judicial or administrative authority, agency, commission or court (including the FCC and applicable stock exchange(s)).

“Group” shall mean “group” (within the meaning of Section 13(d)(3) of the Exchange Act); provided, that a “group” must be formed knowingly in order to constitute a Group, and the existence of any Group may not be established by mere parallel action.

“Indebtedness” shall mean, as of any date of determination, any indebtedness (including principal and any premium) of the Company and its consolidated subsidiaries on a consolidated basis which both (a) customarily bears interest on the outstanding principal amount thereof and (b) appears as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP (including any guaranty by the Company and its consolidated subsidiaries of the foregoing types of Indebtedness of any third party and any such Indebtedness of any third party which is secured by a Lien on the assets of the Company or its consolidated subsidiaries). Notwithstanding the foregoing, in no event shall “Indebtedness” be deemed to include (i) non-interest bearing contingent obligations incurred in the ordinary course of business, (ii) inter-company indebtedness, (iii) trade payables or similar obligations to trade creditors in the ordinary course of business, (iv) non-interest bearing liabilities accrued in the ordinary course of business, (v) any amounts attributable to a lease which, if in effect on the date hereof would have been characterized as an “operating lease” under GAAP, (vi) any derivative instrument in the ordinary course of business intended to provide an accounting or economic hedge of the indebtedness of the Company and its subsidiaries, or (vii) payments under the Program License Agreement, the Mexico License Agreement, the IPRA Amendment or the Sales Agency Agreement. For the avoidance of doubt, Indebtedness shall be calculated consistent with the illustrative example set forth in Schedule 8.2 to this Agreement.

“Indemnified Liabilities” shall have the meaning set forth in Section 9.12.1.

“Indemnitees” shall have the meaning set forth in Section 9.12.1.

“Independent Director” shall have the meaning set forth in the Charter.

“Independence” shall mean meeting the test for independent director status as set forth in the New York Stock Exchange Listing Standards §303A.02.

“Initial Public Offering” shall mean the Company’s initial underwritten Public Offering of its Class A Common Stock registered on Form S-1 and being consummated concurrently with the effectiveness of this Agreement.

“Investment Agreement” shall mean that certain Investment Agreement, dated as of December 20, 2010, by and among Televisa, Pay-TV Venture, Inc., the Company, Univision and BMPS2, as amended from time to time.

“IPRA Amendment” shall have the meaning set forth in the Investment Agreement.

“Law” shall mean any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree, order or any other judicially enforceable legal requirement (including common law) of any Governmental Authority.

“Lien” shall mean with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease or the restrictions on transfer under applicable state and federal securities and Federal Communications Laws and the Transaction Agreements be deemed to constitute a Lien.

“Majority in Interest” shall mean with respect to Shares of one or more class(es), a majority in number of such Shares of all such class or classes taken in the aggregate.

“Majority MDP Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the MDP Investors.

“Majority Non Conflicted Principal Investors” shall mean as of any applicable time, with respect to any Confidential Information, (a) Principal Investor Groups (excluding, in each case, Co-Investment Vehicles that constitute part of such Principal Investor Group) that do not include Conflicted PITV Investors with respect to such Confidential Information and that, in the aggregate, hold at least sixty percent 60% of the outstanding Common Stock then held by all Principal Investor Groups that do not include Conflicted PITV Investors with respect to such Confidential Information (without taking into account Shares held by Co-Investment Vehicles that are part of such Group) and (b) a majority of the Principal Investor Groups that do not include Conflicted PITV Investors with respect to such Confidential Information (without taking into account Shares held by Co-Investment Vehicles that are part of such Group); provided, that if the aggregate number of Principal Investor Groups that do not include Conflicted PITV Investors with respect to such Confidential Information is an even number and a majority of the Principal Investor Groups that do not include Conflicted PITV Investors with respect to such Confidential Information has not reached agreement or consented with respect to a matter, the term “Majority Non Conflicted Principal Investors” shall be determined by reference to paragraph (a) of this definition only.

“Majority PEP Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the PEP Investors.

“Majority PITV Investors” shall mean, as of any applicable time, (a) PITV Investor Groups that, in the aggregate, hold greater than fifty percent (50%) of the outstanding Common Stock then held by all PITV Investor Groups (provided, in the case of the Televisa Investors, including only shares of Common Stock held directly by the Televisa Investors not to exceed, for purposes of this clause (a), ten percent (10%) of the aggregate shares of Common Stock then outstanding) and (b) a majority of the PITV Investor Groups; provided, that if the aggregate number of PITV Investor Groups is two and both of the PITV Investor Groups have not reached agreement or consented with respect to a matter, the term “Majority PITV Investors” shall have the meaning set forth in clause (a) of this definition only; provided, further, that no Principal Investor Group shall be deemed to be a Principal Investor Group for purposes of this definition from and after such time that it has voluntarily Transferred more than ninety-five (95%), in the aggregate, of the Shares held by such Principal Investor Group on the Calculation Date (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, recapitalizations, reclassifications (including the Reclassification) and other similar capitalization changes) to Persons other than its Permitted Transferees and/or a Purchaser of Control; and provided, further, that, following a Transfer of control to an initial or subsequent Purchaser of Control, such Purchaser of Control shall have the right to exercise the rights of the transferor Principal Investor Groups and the transferor PITV Investor Groups in accordance with Section 3.8 of the Stockholders Agreement.

“Majority Principal Investors” shall mean, as of any applicable time, (a) Principal Investor Groups (excluding, in each case, Co-Investment Vehicles that constitute part of such Principal Investor Group) that, in the aggregate, hold at least 60% of the outstanding Common Stock then held by all Principal Investor Groups (without taking into account shares of Common Stock held by Co-Investment Vehicles that are part of such Principal Investor Group) and (b) a majority of the Principal Investor Groups; provided, that if the aggregate number of Principal Investor Groups is an even number and a majority of the Principal Investor Groups has not reached agreement or consented with respect to a matter, the term “Majority Principal Investors” shall have the meaning set forth in clause (a) of this definition only; provided, further, that no Principal Investor Group shall be deemed to be a Principal Investor Group for purposes of this definition from and after such time that it has voluntarily Transferred more than ninety-five percent (95%) (or following a Sponsor Exit Sell-Down, ninety-eight percent (98%) in the event TOC Approval has not been received), in the aggregate, of the Shares held by such Principal Investor Group on the Calculation Date (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, recapitalizations, reclassifications (including the Reclassification) and other similar capitalization changes) to Persons other than its respective Permitted Transferees and/or a Purchaser of Control; provided, further, that, following a Transfer of control to an initial or subsequent Purchaser of Control, such Purchaser of Control shall have the right to exercise the rights of the Principal Investors and the Majority Principal Investors in accordance with Section 3.8 of the Stockholders Agreement.

“Majority SCG Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the SCG Investors.

“Majority Televisa Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Televisa Investors.

“Majority THL Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the THL Investors.

“Majority TPG Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the TPG Investors.

“Majority Voting Principal Investors” shall mean, as of any applicable time, (a) Principal Investor Groups (excluding, in each case, Co-Investment Vehicles that constitute part of such Principal Investor Group) that, in the aggregate, hold at least 60% of the outstanding Class S-1 Common Stock then held by all Voting Principal Investor Groups (without taking into account Shares held by Co-Investment Vehicles that are part of such Group) and (b) a majority of the Voting Principal Investor Groups; provided, that if the aggregate number of Voting Principal Investor Groups is an even number and a majority of the Voting Principal Investor Groups has not reached agreement or consented with respect to a matter, the term “Majority Voting Principal Investors” shall have the meaning set in clause (a) of this definition only; provided, further, that no Principal Investor Group shall be deemed to be a Principal Investor Group for purposes of this definition from and after such time that it has voluntarily sold ninety-five percent (95%) or more, in the aggregate, of the Shares held by such Principal Investor Group on the Calculation Date to Persons that are not Permitted Transferees of such Principal Investor Group; provided, further, that, following a Transfer of control to an initial or subsequent Purchaser of Control, such Purchaser of Control shall have the right to exercise the rights of the Principal Investor Groups and the Majority Voting Principal Investors in accordance with Section 3.8 of the Stockholders Agreement.

“Maximum Equity Percentage” shall have the meaning set forth in the Stockholders Agreement.

“Maximum Voting Percentage” shall have the meaning set forth in the Stockholders Agreement.

“MDP” shall mean, as of any date, Madison Dearborn Capital Partners IV, L.P., MDCPIV Intermediate (Umbrella), L.P., Madison Dearborn Capital Partners V-A, L.P., MDCPV Intermediate (Umbrella), L.P. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“MDP Co-Investment Vehicles” shall mean, as of any date, MDCP Foreign Co-Investors (Umbrella), L.P., MDCP US Co-Investors (Umbrella), L.P. and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of MDP, (ii) such entity has been formed for the main purpose of investing in the Company or any Affiliate thereof, and (iii) such entity is a Stockholder and owns Shares. For the avoidance of doubt, neither MDCPIV Intermediate (Umbrella), L.P., MDCPV Intermediate (Umbrella), L.P., nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of this Agreement.

“MDP Investors” shall mean, as of any date, MDP, the MDP Co-Investment Vehicles, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Merger” shall have the meaning set forth in the Merger Agreement.

“Merger Agreement” shall mean that certain Agreement and Plan of Merger dated as of June 26, 2006, by and among the Company, Univision and Umbrella Acquisition, Inc., as amended from time to time.

“Merger Exit” shall have the meaning set forth in the Stockholders Agreement.

“Mexico License Agreement” shall have the meaning set forth in the Investment Agreement.

“Nominating Committee” shall have the meaning set forth in Section 2.6.

“Non Conflicted Principal Investor” shall mean a Principal Investor or a Principal Investor Group, as applicable, which is not a Conflicted Principal Investor.

“Non-Related PITV Groups” shall have the definition set forth in the definition of “PITV Investor Majority”.

“Non Voting Principal Investor” shall mean a Principal Investor which is not a Voting Principal Investor.

“Non Voting Principal Investor Group” shall mean a Principal Investor Group which is not a Voting Principal Investor Group.

“Participation, Registration Rights and Coordination Agreement” shall mean the Second Amended and Restated Participation, Registration Rights and Coordination Agreement of the Company, dated as of [●], 2015, as amended from time to time.

“PEP” shall mean, as of any date, Providence Equity Partners V (Umbrella US) L.P., Providence Equity Partners VI (Umbrella US) L.P., Providence Investors V (Univision) L.P., Providence Investors VI (Univision) L.P. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“PEP Co-Investment Vehicles” shall mean, as of any date, Providence Co-Investors (Univision) L.P., Providence Co-Investors (Univision US) L.P. and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of PEP, (ii) such entity has been formed for the main purpose of investing in the Company or any Affiliate thereof, and (iii) such entity is a Stockholder and owns Shares. For the avoidance of doubt, neither Providence Investors V (Univision) L.P., Providence Investors VI (Univision) L.P., nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of this Agreement.

“PEP Investors” shall mean, as of any date, PEP, the PEP Co-Investment Vehicles, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Permitted Transferee” shall mean, in respect of (a) any PITV Investor, (i) any Affiliate of such PITV Investor (other than a portfolio company of such PITV Investor) or (ii) any successor entity, (b) any SCG Investor, (i) any Person which is controlled by or for the benefit of Haim Saban or Cheryl Saban (or in the event of their divorce, their subsequent respective spouses) (collectively “Saban”) or their Family Members (other than a portfolio company of any SCG Investor), (ii) then-current or former officers and/or employees of Saban or entities controlled by Saban who were issued such interests as a result of or in connection with their employment by Saban, or such officers’ and/or employees’ Family Members to the extent they receive such Transferred interests initially issued to such officer or employee as a result of or in connection with his or her employment by Persons controlled by Saban, and (iii) any trust, custodianship or other entity created for estate or tax planning purposes all of the beneficiaries of which are any of the persons listed in subclause (i) to (iii) of this clause (b), and (c) any holder of Shares who is a natural person, (i) upon the death of such natural person, such person’s estate, executors, administrators, personal representatives, heirs, legatees or distributees in each case acquiring the Shares in question pursuant to the will or other instrument taking effect at death of such holder or by applicable Laws of descent and distribution and (ii) any Person acquiring such Shares pursuant to a qualified domestic relations order; in each case described in clauses (a) through (c), only if such transferee agrees to be bound by the terms of the Transaction Agreements in accordance with their respective terms to the same extent its transferor is bound thereby (it being understood that any Transfer not meeting the foregoing conditions but purporting to rely on Section 3.1.1 of the Stockholders Agreement shall be null and void). In addition, any Stockholder shall be a Permitted Transferee of the Permitted Transferees of itself and any member of a Principal Investor Group shall be a Permitted Transferee of any other member of such Principal Investor Group. No Restricted Person may be a “Permitted Transferee.”

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“PITV Investor Group” shall mean (a) each of the Principal Investor Groups; and (b) the Televisa Investors; provided, however, that the Televisa Investors shall cease to be a PITV Investor Group after a Televisa Sell-Down. Where this Agreement provides for the vote, consent or approval of any PITV Investor Group, such vote, consent or approval shall be determined by (i) the Majority MDP Investors, the Majority PEP Investors, the Majority SCG Investors, the Majority Televisa Investors, the Majority THL Investors or the Majority TPG Investors, as the case may be, or (ii) a Purchaser of Control, as applicable, except as otherwise specifically set forth herein.

“PITV Investor Majority” shall mean, with respect to a transaction between the Company or one of its subsidiaries on the one hand and a PITV Investor Group (or any member thereof) or one of its, or their, Affiliates on the other (a “Related PITV Group”), (a) (i) PITV Investor Groups that are not and whose Affiliates are not Related PITV Groups with respect to such transaction (“Non-Related PITV Groups”) and who, in the aggregate, hold a Majority in Interest of the outstanding Common Stock then held by all Non-Related PITV Groups (provided, in the case of the Televisa Investors, including only shares of Common Stock held directly by the Televisa Investors that do not exceed ten percent (10%) of the aggregate shares of Common Stock then outstanding) and (ii) a majority of the Non-Related PITV Groups, (b) if the aggregate number of Non-Related PITV Groups is two and both of the Non-Related PITV Groups have not reached agreement or consented with respect to the transaction, “PITV Investor Majority” shall have the meaning set in clause (a) (i) of this definition only, or (c) if each PITV Investor Group and/or an Affiliate of each PITV Investor Group is a Related PITV Group with respect to such transaction, the Majority PITV Investors; provided, that in the case of clause (c), no PITV Investor Group may be treated in a disproportionately adverse manner with respect to other PITV Investor Groups in such transaction; provided, further, that no Principal Investor Group shall be deemed to be a PITV Investor Group for purposes of this definition from and after such time that it has voluntarily Transferred more than ninety-five (95%) (or following a Sponsor Exit Sell-Down, ninety-eight percent (98%) in the event TOC Approval has not been received) of the Shares held by such Principal Investor Group on the Calculation Date to Persons other than its Permitted Transferees and/or a Purchase of Control; provided, further, that, following a Transfer of control to an initial or subsequent Purchaser of Control, such Purchaser of Control shall have the right to exercise the rights of the transferor Principal Investor Groups and the transferor PITV Investor Groups in accordance with Section 3.8 of the Stockholders Agreement. For the avoidance of doubt, the approval of the PITV Investor Majority shall not be required to effectuate a Change of Control transaction pursuant to Section 4.2 of the Stockholders Agreement, a Recapitalization Transaction pursuant to Section 4.3 of the Stockholders Agreement, a Sponsor Sale pursuant to Section 4.7 of the Stockholders Agreement or a Merger Exit pursuant to Section 4.8 of the Stockholders Agreement on the terms set forth therein.

“PITV Investors” shall mean the Televisa Investors and the Principal Investors, collectively; provided that a Principal Investor and/or a Televisa Investor shall cease to be a PITV Investor if it ceases to be a member of a PITV Investor Group; provided, further, that, following a Transfer of control to an initial or subsequent Purchaser of Control, such Purchaser of Control shall have the right to exercise the rights of the transferor Principal Investors in accordance with Section 3.8 of the Stockholders Agreement.

“Post-Sponsor Class T Directors” shall have the meaning set forth in the Charter.

“Post-Sponsor Exit Independent Director” shall have the meaning set forth in the Charter.

“Pricing Committee” shall have the meaning set forth in Section 2.6.

“Principal Investor” shall have the meaning set forth in the Preamble.

“Principal Investor Agreement” shall have the meaning set forth in the Recitals.

“Principal Investor Eighty Percent Sell-Down” shall have the meaning set forth in the Stockholders Agreement.

“Principal Investor Group” shall mean any one of (a) the MDP Investors, collectively, (b) the PEP Investors, collectively, (c) the SCG Investors, collectively, (d) the THL Investors,

collectively, and (e) the TPG Investors, collectively; provided, however, that any such Principal Investor Group shall cease to be a Principal Investor Group at such time that it has voluntarily Transferred more than ninety-five percent (95%) (or following a Sponsor Exit Sell-Down, ninety-eight percent (98%) in the event TOC Approval has not been received) of the Shares held by the Principal Investor Group on the Calculation Date (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, recapitalizations, reclassifications (including the Reclassification) and other similar capitalization changes) to Persons other than its Permitted Transferees and/or a Purchaser of Control; provided, further, that, following a Transfer of control to an initial or subsequent Purchaser of Control, such Purchaser of Control shall have the right to exercise the rights of the Principal Investor Groups in accordance with Section 3.8 of the Stockholders Agreement. Where this Certificate of Incorporation provides for the vote, consent or approval of any Principal Investor Group, such vote, consent or approval shall be determined by (i) the Majority MDP Investors, the Majority PEP Investors, the Majority THL Investors, the Majority TPG Investors, or the Majority SCG Investors, as the case may be, or (ii) any Purchaser of Control, as applicable, except as otherwise specifically set forth herein.

“Principal Investor Group Sell-Down” shall mean the date upon which any Principal Investor Group, with respect to such Principal Investor Group, has voluntarily Transferred at least ninety-five (95%) (or, following a Sponsor Exit Sell-Down, ninety-eight percent (98%) in the event TOC Approval has not been received) or more, in the aggregate, of the shares of Common Stock held by such Principal Investor Group (either directly or through such Principal Investor Group’s ownership of Units of BMPS1 and BMPS3) on the Calculation Date to Persons other than Permitted Transferees and other than Purchaser(s) of Control after which the transferor(s) in such transfer to a Purchaser(s) of Control will no longer have rights as a Principal Investor, but such Purchase of Control (or successive Purchaser of Control) shall have the collective rights and obligations of such Principal Investor Group under the Transaction Agreement in accordance with Section 3.8 of the Stockholders Agreement.

“Principal Investor Ninety-Eight Percent Sell-Down” shall have the meaning set forth in the Stockholders Agreement.

“Principal Investor Sell-Down” shall have the meaning set forth in the Stockholders Agreement.

“Principal Investor Two-Thirds Percent Sell-Down” shall have the meaning set forth in the Stockholders Agreement.

“Program License Agreement” shall have the meaning given to “Amended and Restated Program License Agreement” in the Investment Agreement.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Purchaser of Control” shall have the meaning set forth in the Stockholders Agreement.

“Qualified Public Offering” shall have the meaning set forth in the Stockholders Agreement.

“Reclassification” shall have the meaning set forth in the Recitals.

“Related PITV Group” shall have the meaning set forth in the definition of PITV Investor Majority.

“Revolving Credit Facility” shall mean the Revolving Loans (as defined in the Revolving Credit Facility) drawn under the Existing Debt Documents, or any successor agreements thereto as approved by the Board.

“Saban” shall have the meaning set forth in the definition of “Permitted Transferee.”

“Saban Arrangements” shall mean the arrangements reflected in the Saban Services Agreement, the BMPS1 LLC Agreement, the BMPS2 LLC Agreement, the BMPS3 LLC Agreement and the BMPS4 LLC Agreement, as amended from time to time.

“Saban Services Agreement” shall mean the Amended and Restated Services Agreement, by and between the Company, SCG Investments IIB LLC, BMPS1, BMPS2, BMPS3 and BMPS4, dated as of the date hereof, as amended from time to time.

“Sales Agency Agreement” shall have the meaning set forth in the Investment Agreement.

“SCG Investors” shall mean, as of any date, SCG Investments II, LLC and its Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Second Program License Agreement” shall have the meaning set forth in the Investment Agreement.

“Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time.

“Senior Officer” shall have the meaning set forth in the Investment Agreement.

“Service Agreements” shall mean, collectively, (i) the Amended and Restated Management Agreement by and among the Company, BMPH, Univision, Madison Dearborn Partners IV, L.P., Madison Dearborn Partners V-B, L.P., Providence Equity Partners V Inc., Providence Equity Partners L.L.C., KSF Corp., THL Managers VI, LLC and TPG Capital, L.P., dated as of December 20, 2010 as amended from time to time and (ii) the Technical Assistance Agreement by and among the Company, BMPH, Univision and Televisa, S.A de C.V., dated as of December 20, 2010 as amended from time to time.

“Shares” shall have the meaning set forth in the Stockholders Agreement.

“Special Meeting Notice” shall have the meaning set forth in Section 2.7.1.

“Sponsor Exit Sell-Down” shall mean the earliest of (a) a Principal Investor Sell-Down, (b) three (3) years after a Principal Investor Eighty-Five Percent Sell-Down and (c) the first date after a Principal Investor Eighty-Five Percent Sell-Down on which date the remaining Common Stock held collectively by the Principal Investor Groups is not held by (x) at least three (3) of the Principal Investor Groups who each then hold at least fifteen percent (15%) of the aggregate shares of Common Stock then held by the Principal Investor Groups (either directly or through such Principal Investors’ ownership of Units of BMPS1 and BMPS3) or (y) if the SCG Investors continue to hold more than a de minimus number of shares of Common Stock at such time, at least two (2) of the Principal Investor Groups who each then hold at least fifteen percent (15%) of the aggregate shares of Common Stock then held by the Principal Investor Groups (either directly or through such Principal Investors’ ownership of Units of BMPS1 and BMPS3).

“Sponsor Sell-Down Board Nominee” shall have the meaning set forth in Section 2.5.6(ii).

“Sponsor Sell-Down Class S Directors” shall have the meaning set forth in Section 2.5.6.

“Sponsor Sell-Down Independent Directors” shall have the meaning set forth in the Charter.

“Stockholders” shall have the meaning set forth in the Stockholders Agreement.

“Stockholders Agreement” shall mean the Second Amended and Restated Stockholders Agreement of the Company, dated as of the date hereof, as amended from time to time.

“subsidiary” of any Person, shall mean any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Televisa” shall have the meaning set forth in the Preamble.

“Televisa Closing” shall mean the closing of the transactions contemplated by the Investment Agreement.

“Televisa Investors” shall mean, as of any date, collectively, (i) Televisa and any Permitted Transferee of Televisa; (ii) any Person that is not a Permitted Transferee of Televisa but that is, as of such date, a member of a Group of which Televisa and/or any of its Affiliates is a member with respect to securities of the Company (excluding any Principal Investor); and (iii) a Permitted Transferee of a Person described in clause (ii) above, provided that such Permitted Transferee is, as of such date, a member of a Group of which Televisa and/or any of its Affiliates is a member with respect to securities of the Company (excluding any Principal Investor); in each case under clauses (i), (ii) and (iii), only if and to the extent such Person is then a Stockholder and holds any Shares; provided, further, that none of BMPS2 and BMPS4 shall constitute a Televisa Investor and Televisa shall not be responsible for any actions or failures to act of BMPS2 and BMPS4, but Televisa shall be deemed to hold the Shares held by BMPS2 and BMPS4, including regardless of any Transfer of Shares by BMPS2 under the Saban Arrangements.

“Televisa Sell-Down” shall have the meaning set forth in the Stockholders Agreement.

“Televisa Side Letter” shall mean that certain letter agreement, dated as of the date hereof, between Televisa and the Company, as amended from time to time.

“Third Party Claim” shall have the meaning set forth in Section 9.12.4.

“THL” shall mean, as of any date, Thomas H. Lee Equity Fund VI, L.P., THL Equity Fund VI Investors (Univision), L.P., and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“THL Co-Investment Vehicles” shall mean, as of any date, THL Equity Fund VI Intermediate Investors (Univision), L.P., THL Equity Fund VI Intermediate Investors (Univision US), L.P., THL Equity Fund VI Investors (GS), LLC and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of THL, (ii) such entity has been formed for the main purpose of investing in the Company or any Affiliate thereof, and (iii) such entity is a Stockholder and owns Shares. For the avoidance of doubt, neither THL Equity Fund VI Investors (Univision), L.P. nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of this Agreement.

“THL Investors” shall mean, as of any date, THL, the THL Co-Investment Vehicles, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“TOC Application” shall have the meaning set forth in the Televisa Side Letter.

“TOC Approval” shall mean the written grant of approval by the FCC of a TOC Application.

“TPG” shall mean, as of any date, TPG Umbrella IV, L.P., TPG Media V-AIV 1, L.P., TPG Umbrella International IV, L.P., TPG Media V-AIV 2, L.P. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“TPG Co-Investment Vehicles” shall mean, as of any date, TPG Umbrella Co-Investment, L.P., TPG Umbrella International Co-Investment, L.P. and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of TPG, (ii) such entity has been formed for the main purpose of investing in the Company or any Affiliate thereof, and (iii) such entity is a Stockholder and owns Shares. For the avoidance of doubt, neither TPG Umbrella International IV, L.P., TPG Umbrella International V, L.P. nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of this Agreement.

“TPG Investors” shall mean, as of any date, TPG, the TPG Co-Investment Vehicles, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Transaction Agreements” shall mean this Agreement, the Investment Agreement, the Stockholders Agreement, the Participation, Registration Rights and Coordination Agreement, the Glade Brooke Side Letter, the TV Warrants, the Televisa Side Letter, Memorandum of Understanding and the Charter and the bylaws of the Company, and the organizational documents of BMPH and Univision.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares (or any voting or economic interest therein) to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. For the avoidance of doubt, it shall constitute a “Transfer” subject to the restrictions on Transfer contained or referenced in Section 3 of the Stockholders Agreement (a) if a transferee is not an individual, a trust or an estate, and the transferor or an Affiliate thereof ceases to control such transferee, (b) with respect to an Acquisition Holdco, or a holder of Shares which was formed for the purpose of holding Shares, there is a Transfer of the equity interests of such Acquisition Holdco or holder other than to a Permitted Transferee of such Acquisition Holdco or holder or of the party transferring the equity of such holder, or (c) with respect to an Affiliate of Televisa of which the Shares held by such Affiliate constitute a majority of the value of such Affiliate, there is a direct Transfer of the equity interests of such Affiliate other than to a Permitted Transferee of such Affiliate or of the party transferring the equity of such Affiliate or to the shareholders of any publicly traded parent entity of such Affiliate. For the avoidance of doubt, a conversion of Class A Common Stock, Class S Common Stock and/or Class T Common Stock into Common Stock of any such other classes pursuant to the Charter shall not be deemed as a Transfer. For the avoidance of doubt, any Transfer of Units shall be treated as a Transfer of a proportional number of Shares held by BMPS1, BMPS2, BMPS3 or BMPS4, as applicable (based on the total number of Units outstanding and the total number of Shares held by BMPS1, BMPS2, BMPS3 or BMPS4, as the case may be), in each case, as of immediately prior to such Transfer. No securities transferred to or held by BMPS1, BMPS2, BMPS3 or BMPS4 will be deemed to have been Transferred until they are sold by BMPS1, BMPS2, BMPS3 or BMPS4, as applicable. Notwithstanding the foregoing, with respect to securities acquired by BMPS2 or BMPS4 from any Televisa Investor, such securities will continue to be deemed to be securities held by Televisa regardless of any Transfer by BMPS2 or BMPS4 under the Saban Arrangements.

“TV Warrants” shall mean the Company warrants exercisable for shares of Class T Common Stock issuable under certain circumstances pursuant to the Transaction Agreements.

“Units” shall have the meaning set forth in the BMPS1 LLC Agreement, the BMPS2 LLC Agreement, the BMPS3 LLC Agreement and the BMPS4 LLC Agreement, as applicable.

“Univision” shall have the meaning set forth in the Preamble.

“Venevision” shall mean Venevision International, Inc. and any Affiliate thereof.

“Voting Percentage” shall have the meaning set forth in the Stockholders Agreement.

“Voting Principal Investor” and “Voting Principal Investor Group” shall mean, as of any time, Principal Investors holding, alone or together with their Affiliates, directly or indirectly, shares of Class S-1 Common Stock representing 5% or more of the outstanding shares of Class S Common Stock on the Calculation Date.

“Withdrawing Holder” shall have the meaning set forth in Section 7.3.

9.	MISCELLANEOUS.

9.1 Authority; Effect. Each party hereto, severally and not jointly, represents and warrants to and agrees with each other party that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting the rights and remedies of creditors generally, and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. The Company and BMPH shall be jointly and severally liable for all obligations of each such party pursuant to this Agreement.

9.2 Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile, or (c) sent by overnight courier, in each case, addressed as follows:

If to the Company, BMPH or Univision, to it:

c/o Univision Communications Inc.

605 Third Avenue, 12th Floor

New York, New York 10158

Facsimile No.: (646) 964-6681

Attention: General Counsel

Email: jschwartz@univision.net

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110

Facsimile No.: (617) 772-8333

Attention: David K. Duffell, Esq. and Shayla K. Harlev, Esq.

Email: david.duffell@weil.com and shayla.harlev@weil.com

if to a MDP Investor or to the MDP Principal Investor Group, to it:

c/o Madison Dearborn Partners

Three First National Plaza, suite 3800

Chicago, Illinois, 60602

Facsimile No.: (312) 895-1221

Attention: Zaid F. Alsikafi

Email: zalsikafi@mdcp.com

with a copy (which shall not constitute notice) to:

Three First National Plaza, suite 3800

Chicago, Illinois, 60602

Facsimile No.: (312) 895-1041

Attention: Mark Tresnowski, Esq.

Email: mtresnowski@mdcp.com

if to a PEP Investor or to the PEP Principal Investor Group, to it:

c/o Providence Equity Partners Inc.

50 Kennedy Plaza, 18th Floor

Providence, Rhode Island 02903

Facsimile No.: (401) 751-1790

Attention: Jonathan M. Nelson

Email: jnelson@provequity.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

50 Kennedy Plaza, 11th Floor

Providence, Rhode Island 02903

Facsimile No.: (401) 278-4701

Attention: David K. Duffell, Esq.

Email: david.duffell@weil.com

If to a SCG Investor or to the SCG Principal Investor Group, to it:

c/o Saban Capital Group

10100 Santa Monica Boulevard

Los Angeles, California 90067

Facsimile No.: (310) 557-5100

Attention: Adam Chesnoff

Email: achesnoff@saban.com

with a copy (which shall not constitute notice) to:

10100 Santa Monica Boulevard

Suite 2600

Los Angeles, California 90067

Facsimile No.: (310) 557-5103

Attention: Niveen Tadros, Esq.

Email: ntradros@saban.com

If to a Televisa Investor, to it:

c/o Grupo Televisa, S.A.B.

Building A, 4th Floor

No. 2000 Colonia Santa Fe

Mexico, DF /01210 / Mexico

Facsimile No.: +52 55 5261 2494

Attention: General Counsel

Email: jbalcarcel@televisa.com.mx

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Facsimile No.: (212) 403-2000

Attention: Joshua R. Cammaker

Email: jrcammaker@wlrk.com

If to a THL Investor or to the THL Principal Investor Group, to it:

c/o Thomas H. Lee Partners, L.P.

100 Federal Street, 35th Floor

Boston, Massachusetts 02110

Facsimile No.: (617) 227-3514

Attention: Scott Sperling

Email: ssperling@thl.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110

Facsimile No.: (617) 772-8333

Attention: David P. Kreisler, Esq.

Email: david.kreisler@weil.com

If to a TPG Investor or to the TPG Principal Investor Group, to it:

c/o Texas Pacific Group

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Facsimile No.: (817) 871-4010

Attention: Clive Bode

Email: cbode@tpg.com

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Facsimile No.: (212) 225-3999

Attention: Glenn P. McGrory, Esq. and Paul Shim, Esq.

Email: gmcgrory@cgsh.com and pshim@csgh.com

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) on the date received if delivered by facsimile on a Business Day, or if not delivered on a Business Day, on the, first Business Day thereafter, and (iii) seven (7) Business Days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

9.3 Entire Agreement; No Assignment. This Agreement, the Transaction Agreements, any exhibits or schedules hereto or thereto and any other agreement, document or instrument referred to herein or therein set forth the entire understanding and agreement of the parties, and supersede all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof (including the Memorandum of Understanding, dated July 1, 2015, by and among certain of the parties hereto). Except as otherwise expressly provided herein or therein, no PITV Investor or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

9.4 No Third Party Beneficiaries. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and their permitted transferees, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement; provided, that the provisions of Sections 4.2 and 9.12 are intended to benefit the persons named therein and that such persons shall have the right to enforce such provisions.

9.5 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

9.6 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with his or its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of his or its right to exercise any such or other right, power or remedy or to demand such compliance.

9.7 Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

9.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

9.9 Severability. In the event that any provision hereof would, under applicable Law (other than Federal Communications Laws, in which case any modification or limitation must be agreed by each of Televisa, on the one hand, and the Majority Principal Investors, on the other hand (or if there are no Principal Investors, the agreement of Televisa and the Board of the Company shall be required)), be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect pursuant to the preceding sentence, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

9.10 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Principal Investors may be partnerships or limited liability companies, each party to this Agreement covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, member or manager of any PITV Investor or of any partner, member, manager, Affiliate or assignee thereof, in its capacity as such (and provided that, for the avoidance of doubt, such recourse may be had against any such person in its capacity as a party signatory hereto, if applicable), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any PITV Investor or any current or future member of any PITV Investor or any current or future director, officer, employee, partner, member or manager of any PITV Investor or of any Affiliate or assignee thereof, in its capacity as such (and provided that, for the avoidance of doubt, such recourse may be had against such Person in its capacity as a party hereto, if applicable), for any obligation of any PITV Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

9.11 Obligations of Company, BMPH and Univision. Each of the Company, BMPH and Univision shall be jointly and severally liable for any payment obligation of any of the Company, BMPH or Univision pursuant to this Agreement.

9.12 Indemnity and Liability, Reimbursement.

9.12.1 Indemnification by the Company, BMPH and Univision. Each of the Company, BMPH and Univision, jointly and severally, will indemnify, exonerate and hold each of the PITV Investors, and each of their respective partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ and accountants’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”) solely in respect of or in connection with, any Third Party Claims arising as a result of, arising out of, or in any way relating to:

(a)

(i) this Agreement, (ii) the Merger Agreement, the Merger, the other Transaction Agreements or any other transactions contemplated by the Merger Agreement and the other Transaction Agreements and the Principal Investors’ investment in the Company and its subsidiaries, (iii) the Initial Public Offering, (iv) the Investment Agreement or (v) any transaction to which any of the Company, BMPH or Univision is a party or any other circumstances with respect to any of the Company, BMPH or Univision (other than any such Indemnified Liabilities to the extent such Indemnified Liabilities arise out of any breach of the Transaction Agreements by such Indemnitee or its affiliated or associated Indemnitees or other related Persons); or

(b)	operations of, or services provided by any of the Indemnitees to, any of the Company, BMPH or Univision, or any of their Affiliates pursuant to the Service Agreements notwithstanding their previous termination;

provided that the foregoing indemnification rights shall not be available in the event that any such Indemnified Liabilities arose on account of such Indemnitee’s gross negligence or willful misconduct; provided further that, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company, BMPH or Univision will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law. For purposes of this Section 9.12.1, none of the circumstances described in the limitations contained in the two provisos in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by any of the Company, BMPH or Univision, then such payments shall be promptly repaid by such Indemnitee to the Company, BMPH and Univision.

9.12.2 Any indemnity under this Section 9.12 shall be provided out of and to the extent of the Company, BMPH or Univision assets only, and no Indemnitees shall have any personal liability on account thereof.

9.12.3 The Company, BMPH and Univision further agree that with respect to any Indemnitee who is employed, retained or otherwise associated with, or appointed or nominated by, a PITV Investor or any of their respective Affiliates and who acts or serves as a director, manager, officer, fiduciary, employee, consultant, advisor or agent of, for or to the Company or any of its Subsidiaries, that the Company or such Subsidiaries, as applicable, shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnitee acting in such capacity or capacities on behalf or at the request of the Company, BMPH or Univision, whether the Indemnity Obligations are created by law, organizational or constituent documents, Contract (including this Agreement) or otherwise. Notwithstanding the fact that either the PITV Investors and/or any of their respective Affiliates, other than the Company, BMPH or Univision (such Persons, together with its and their heirs, successors and assigns, the “Sponsor Parties”), may have concurrent liability to an Indemnitee with respect to the Indemnity Obligations, the Company, BMPH and Univision hereby agree that in no event shall the Company, BMPH, Univision or any of its Subsidiaries have any right or claim against any of the Sponsor Parties for contribution or have rights of subrogation against any Sponsor Parties through an Indemnitee for any payment made by the Company, BMPH, Univision or any of its subsidiaries with respect to any Indemnity Obligation. In addition, the Company, BMPH and Univision hereby agree that in the event that any Sponsor Parties pay or advance an Indemnitee any amount with respect to an Indemnity Obligation, the Company, BMPH or Univision will, or will cause its Subsidiaries to, as applicable, promptly reimburse such Sponsor Parties for such payment or advance upon request. The Company, BMPH, Univision and the Indemnitees agree that the Sponsor Parties are express third party beneficiaries of the terms hereof.

9.12.4 The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Indemnitees shall in any event be liable to any of the Company, BMPH or Univision or any of their Affiliates, for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct (for purposes of this Section 9.12.2, gross negligence or willful misconduct shall not be deemed to apply absent a final, non-appealable judgment of a court of competent jurisdiction to such effect). A “Third-Party Claim” means any (i) claim brought by a Person other than the Company, BMPH, Univision or any of their subsidiaries or, with respect to a PITV Investor, other than such PITV Investor or, with respect to an Indemnitee, other than such Indemnitee and (ii) any derivative claim brought in the name of the Company, BMPH, Univision or any of their respective subsidiaries that is initiated by a Person, with respect to a PITV Investor, other than such PITV Investor or, with respect to any Indemnitee, other than such Indemnitee.

9.12.5 Notwithstanding any provision of this Section 9.12, the indemnification rights set forth in Section 9.12.1 shall not be available to any Indemnitees to the extent such Indemnified Liabilities arise out of or relate to commercial agreements between the Company and such Indemnitee and their respective Affiliates, including as an example, with respect to Televisa, the Program License Agreement or the Mexico License Agreement.

9.13.1 Notwithstanding anything to the contrary contained in this Agreement, no Party shall be liable to the other parties under this Agreement for any special, consequential, punitive, indirect or exemplary damages (including lost or anticipated revenues or profits relating to the same) arising from any claim relating to this Agreement, whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise.

10.	GOVERNING LAW.

10.1 Governing Law. This Agreement and the negotiation, execution, performance or nonperformance, interpretation, termination, construction and all matters based upon, arising out of or related to this Agreement, whether arising in law or in equity (collectively, the “Covered Matters”), and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to the Covered Matters, except for documents, agreements and instruments that specify otherwise, shall be governed by the laws of the State of Delaware without giving effect to its principles or rules of conflict of laws to the extent that such principles or rules would require or permit the application of laws of another jurisdiction.

10.2 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (and if the Chancery Court does not accept jurisdiction, the federal court located in Delaware if the federal court in Delaware does not accept jurisdiction, any state court in Delaware) for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 9.2 hereof is reasonably calculated to give actual notice.

10.3 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 10.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

10.4 Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

10.5 No Derogation of Other Rights. Notwithstanding anything to the contrary herein, nothing in this Agreement derogates from any party’s rights and obligations under the Commercial Agreements.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	UNIVISION HOLDINGS, INC.

	By:	*
Name:
Title:

BMPH:	BROADCAST MEDIA PARTNERS HOLDINGS, INC.

	By:	*
Name:
Title:

UNIVISION:	UNIVISION COMMUNICATIONS INC.

	By:	*
Name:
Title:

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

Name:
Title:

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED PRINCIPAL INVESTOR AGREEMENT

THE PRINCIPAL INVESTORS:

MDP INVESTORS

MADISON DEARBORN CAPITAL PARTNERS IV, L.P.

By: Madison Dearborn Partners IV, L.P., its General Partner

By: Madison Dearborn Partners, LLC, its General Partner

By:	*
Name:	Zaid F. Alsikafi
Title:	Managing Director

MDCPIV INTERMEDIATE (UMBRELLA), L.P.

By: Madison Dearborn Partners IV, L.P. its General Partner

By: Madison Dearborn Partners, LLC, its General Partner

By:	*
Name:	Zaid F. Alsikafi
Title:	Managing Director

MADISON DEARBORN CAPITAL PARTNERS V-A, L.P.

By: Madison Dearborn Partners V-A&C, L.P., its General Partner

By: Madison Dearborn Partners, LLC, its General Partner

By:	*
Name:	Zaid F. Alsikafi
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED PRINCIPAL INVESTOR AGREEMENT

MDCPV INTERMEDIATE (UMBRELLA), L.P.

By: Madison Dearborn Partners V-A&C, L.P., its General Partner

By: Madison Dearborn Partners, LLC, its General Partner

By:	*
Name:	Zaid F. Alsikafi
Title:	Managing Director

MDCP FOREIGN CO-INVESTORS (UMBRELLA), L.P.

By: Madison Dearborn Partners V-A&C, L.P., its General Partner

By: Madison Dearborn Partners, LLC, its General Partner

By:	*
Name:	Zaid F. Alsikafi
Title:	Managing Director

MDCP US CO-INVESTORS (UMBRELLA), L.P.

By: Madison Dearborn Partners V-A&C, L.P., its General Partner

By: Madison Dearborn Partners, LLC, its General Partner

By:	*
Name:	Zaid F. Alsikafi
Title:	Managing Director

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” under the heading of MDP INVESTORS:

Name:	Zaid F. Alsikafi
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED PRINCIPAL INVESTOR AGREEMENT

PEP INVESTORS

PROVIDENCE INVESTORS V (UNIVISION) L.P.

By: Providence Umbrella GP L.L.C., its General Partner

By:	*
Name:	Michael N. Gray
Title:	Managing Director

PROVIDENCE EQUITY PARTNERS V (UMBRELLA US) L.P.

By: Providence Equity GP V L.P., its General Partner

By: Providence Equity Partners V L.L.C., its General Partner

By:	*
Name:	Michael N. Gray
Title:	Managing Director

PROVIDENCE INVESTORS VI (UNIVISION) L.P.

By: Providence VI Umbrella GP L.L.C., its General Partner

By:	*
Name:	Michael N. Gray
Title:	Managing Director

PROVIDENCE EQUITY PARTNERS VI (UMBRELLA US) L.P.

By: Providence Equity GP VI L.P., its General Partner

By: Providence Equity Partners VI L.L.C., its General Partner

By:	*
Name:	Michael N. Gray
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED PRINCIPAL INVESTOR AGREEMENT

PROVIDENCE CO-INVESTORS (UNIVISION) L.P.

By: Providence Umbrella GP L.L.C., its General Partner

By:	*
Name:	Michael N. Gray
Title:	Managing Director

PROVIDENCE CO-INVESTORS (UNIVISION US) L.P.

By: Providence Umbrella GP L.L.C., its General Partner

By:	*
Name:	Michael N. Gray
Title:	Managing Director

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” under the heading of PEP INVESTORS:

Name:	Michael N. Gray
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED PRINCIPAL INVESTOR AGREEMENT

SCG INVESTMENTS II, LLC, a Delaware LLC

By:
Name:	Adam Chesnoff
Title:	Manager

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED PRINCIPAL INVESTOR AGREEMENT

TPG INVESTORS

TPG UMBRELLA IV, L.P.

By:	TPG Advisors IV, Inc., its general partner

By:	*
	Name:	Clive Bode
	Title:	Vice President

TPG UMBRELLA INTERNATIONAL IV, L.P.

By:	TPG Advisors IV, Inc., its general partner

By:	*
	Name:	Clive Bode
	Title:	Vice President

TPG MEDIA V-AIV 1, L.P.

By:	TPG Advisors V, Inc., its general partner

By:	*
	Name:	Clive Bode
	Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED PRINCIPAL INVESTOR AGREEMENT

TPG MEDIA V-AIV 2, L.P.

By:	TPG Advisors V, Inc., its general partner

By:	*
	Name:	Clive Bode
	Title:	Vice President

TPG UMBRELLA CO-INVESTMENT, L.P.

By:	TPG Advisors V, Inc., its general partner

By:	*
	Name:	Clive Bode
	Title:	Vice President

TPG UMBRELLA INTERNATIONAL CO-INVESTMENT, L.P.

By:	TPG Advisors V, Inc., its general partner

By:	*
	Name:	Clive Bode
	Title:	Vice President

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” under the heading of TPG INVESTORS:

By:
	Name:	Clive Bode
	Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED PRINCIPAL INVESTOR AGREEMENT

THL INVESTORS

THOMAS H. LEE EQUITY FUND VI, L.P.

By:	THL Equity Advisors VI, LLC, its general partner

By:	Thomas H. Lee Partners, L.P., its sole member

By:	Thomas H. Lee Advisors, LLC, its general partner

By:	THL Holdco, LLC, its managing member

By:	*
Name:	Charles P. Holden
Title:	Managing Director

THL EQUITY FUND VI INVESTORS (UNIVISION), L.P.

By:	THL Equity Advisors VI, LLC, its general partner

By:	Thomas H. Lee Partners, L.P., its sole member

By:	Thomas H. Lee Advisors, LLC, its general partner

By:	THL Holdco, LLC, its managing member

By:	*
Name:	Charles P. Holden
Title:	Managing Director

THL EQUITY FUND VI INTERMEDIATE INVESTORS (UNIVISION), L.P.

By:	THL Equity Advisors VI, LLC, its general partner

By:	Thomas H. Lee Partners, L.P., its sole member

By:	Thomas H. Lee Advisors, LLC, its general partner

By:	THL Holdco, LLC, its managing member

By:	*
Name:	Charles P. Holden
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED PRINCIPAL INVESTOR AGREEMENT

THL EQUITY FUND VI INTERMEDIATE INVESTORS (UNIVISION US), L.P.

By:	THL Equity Advisors VI, LLC, its General Partner

By:	Thomas H. Lee Partners, L.P., its Sole Member

By:	Thomas H. Lee Advisors, LLC, its General Partner

By:	*
Name:	Charles P. Holden
Title:	Managing Director

THL EQUITY FUND VI INVESTORS (GS), LLC

By: THL Equity Advisors VI, LLC, its Manager

By:	*
Name:	Charles P. Holden
Title:	Managing Director

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” under the heading of THL INVESTORS:

By:
	Name:	Charles P. Holden
	Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED PRINCIPAL INVESTOR AGREEMENT

TELEVISA:

GRUPO TELEVISA, S.A.B.

By:
Name:
Its:

By:
Name:
Its:

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED PRINCIPAL INVESTOR AGREEMENT

SCHEDULE I

[Please see attached.]

Schedule 2.5.2

Initial Principal Investor Board Designees

1.	Zaid Asilkafi

2.	Adam Chesnoff

3.	Michael Cole

4.	Kelvin Davis

5.	Michael N. Gray

6.	Jonathan Nelson

7.	James Perry, Jr.

8.	Haim Saban

9.	David Trujillo

10.	Tony Vinciquerra

11.	[PEP Designee Vacant]

12.	[THL Designee Vacant]

13.	[THL Designee Vacant]

14.	[THL Designee Vacant]

Schedule 2.5.3

Initial Televisa Board Designees

1.	Alfonso de Angoitia

2.	Emilio Azcarraga Jean

3.	Enrique Senior

4.	Jose A. Baston Patino

Schedule 8.2

Illustration of Indebtedness Calculation

[Please see attached.]